As filed with the Securities and Exchange Commission on April 15, 1998
                                          Registration No. 333-48971
==============================================================================

                    SECURITIES AND  EXCHANGE COMMISSION
                          Washington, D.C.  20549

                         -------------------------

                            AMENDMENT NO. 1 TO
                             FORMS S-3 AND S-4
                          REGISTRATION STATEMENT
                     Under the Securities Act of 1933

                         -------------------------

                          PAGEMART WIRELESS, INC.

          (Exact name of Registrant as specified in its charter)


           Delaware                         4812                 75-2575229
(State or other jurisdiction of     (Primary Standard        (I.R.S. Employer
incorporation or organization)    Industrial Code Number)   Identification No.)

       3333 Lee Parkway                         Frederick G. Anderson
           Suite 100                       Vice President, General Counsel
       Dallas, TX 75219                            and Secretary
        (214) 765-4000                        PageMart Wireless, Inc.
                                                  3333 Lee Parkway
                                                     Suite 100
                                                  Dallas, TX 75219
                                                   (214) 765-4536
--------------------------------      ------------------------------------------
  (Address, including zip code,         (Name, address, including zip code, and
and telephone number, including       telephone number, including area code, of
   area code, of registrant's                      agent for service)
 principal executive offices)

                         -------------------------
                                Copies to:
                            Sarah Jones Beshar
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                            New York, NY 10017
                              (212) 450-4000

                         -------------------------

       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after the Registration Statement becomes effective.

If the securities are being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed    Proposed
                                       Maximum      Maximum
    Title of Each                      Offering    Aggregate      Amount of
 Class of Securities   Amount to be    Price Per   Offering     Registration
to be Registered(1)    Registered      Note(1)     Price(1)          Fee
--------------------------------------------------------------------------------

11 1/4% Senior
 Subordinated
 Discount Exchange
 Notes
 due 2008 ............ $432,000,000    58.939%    $ 254,615,096    $ 75,112(2)
================================================================================


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

(2) Previously paid.

                         -------------------------

               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


                             EXPLANATORY NOTE

               This Registration Statement contains a prospectus (the "Prospectus") relating to the offer (the "Exchange Offer") for all outstanding 11 1/4% Senior Subordinated Discount Notes Due 2008 (the "Old Notes") of PageMart Wireless, Inc. (the "Company") in exchange for the Company's 11 1/4% Senior Subordinated Discount Exchange Notes Due 2008 (the "New Notes"). In addition, this Registration Statement contains a Prospectus (the "Market-Making Prospectus") relating to certain market-making activities with respect to the New Notes which may, from time to time, be carried out by Morgan Stanley & Co. Incorporated ("Morgan Stanley"). The complete Prospectus for the Exchange Offer follows immediately. Following such Prospectus is the Market-Making Prospectus.



                               $432,000,000
                             Offer to Exchange
       11 1/4% Senior Subordinated Discount Exchange Notes due 2008
                        for Any and All Outstanding
            11 1/4% Senior Subordinated Discount Notes due 2008
                                    of
                          PageMart Wireless, Inc.
               The Exchange Offer will expire at 5:00 P.M.,
           New York City time, on May 18 , 1998, unless extended

               PageMart Wireless, Inc. (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal", which together with this Prospectus constitutes the "Exchange Offer"), to exchange $1,000 principal amount of 11 1/4% Senior Subordinated Discount Exchange Notes due 2008 (the "New Notes") of the Company for each $1,000 principal amount of the issued and outstanding 11 1/4% Senior Subordinated Discount Notes due 2008 (the "Old Notes" and, together with the New Notes, the "Notes") of the Company from the holders ("Holders") thereof. As of the date of this Prospectus there were outstanding $432,000,000 principal amount at maturity of Old Notes. The terms of the New Notes are identical in all material respects to the Old Notes, except that the offer of the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act") and, therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement (as defined herein).

               The Old Notes were issued at 57.801% of their principal amount and the purchase discount on the Notes accretes from January 28, 1998 until February 1, 2003. Cash interest will begin to accrue on the Notes on February 1, 2003 and will be payable semi-annually on February 1 and August 1 of each year, commencing August 1, 2003 at a rate of 11 1/4% per annum. See "Description of the Notes" and "Certain United States Federal Tax Considerations." No interest will have accrued on the Old Notes on the date of exchange for the New Notes and therefore no interest will be paid thereon.

               Holders of the Notes will be required to include the original issue discount as interest income in advance of the receipt of the cash payments to which such income is attributable. See "Description of the Notes" and "Certain United States Federal Tax Considerations--U.S. Holders."

               The Notes are redeemable at the option of the Company in whole or in part, at any time or from time to time, on or after February 1, 2003, initially at 105.625% of their principal amount, plus accrued and unpaid interest, declining ratably to 100% of their principal amount, plus accrued and unpaid interest, on or after February 1, 2006.

               The Notes are unsecured senior subordinated indebtedness of the Company, subordinated in right of payment to all Senior Indebtedness (as defined herein) of the Company, including the 15% Notes and indebtedness under the Revolving Credit Agreement and Vendor Financing Arrangement (each as defined herein). After giving effect to the Refinancing (as defined herein), at December 31, 1997, the Company would have had $169.4 million of Senior Indebtedness.

                                                      (Continued on next page)




FOR A DESCRIPTION OF CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE NOTES,
                 SEE "RISK FACTORS" BEGINNING AT PAGE 9 HEREOF

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


April 17, 1998

                                                        (Cover Page Continued)

               The New Notes are being offered hereunder in order to satisfy certain obligations of the Company under the Registration Rights Agreement, dated as of January 28, 1998, among the Company and Morgan Stanley & Co. Incorporated (the "Registration Rights Agreement"). Based upon interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission (the "Commission"), the Company believes that the Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than a broker-dealer, as set forth below, or any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to participate in the distribution of such New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met and must represent, if such Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, that neither such Holder nor the person receiving such New Notes, if other than the Holder, is engaged in or intends to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

               The Company has not entered into any arrangements or understandings with any person to distribute the New Notes to be received in the Exchange Offer.

               The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return all previously tendered Old Notes to the Holders thereof. See "The Exchange Offer."

               Prior to this Exchange Offer, there has been no public market for the Notes. The Company does not intend to apply for listing of the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active public market for the New Notes will develop.


THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS REGARDING THE COMPANY'S EXPECTED FINANCIAL POSITION, BUSINESS AND FINANCING PLANS, INCLUDING THE COMPANY'S
PLANS AND STRATEGY FOR ITS ADVANCED MESSAGING BUSINESS AND RELATED FINANCING, ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY, ITS SUBSIDIARIES OR PERSONS ACTING ON THE COMPANY'S BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

               This prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Kelly Prentiss, PageMart Wireless, Inc., 3333 Lee Parkway, Suite 100, Dallas, TX 75219, (214) 765-3874. In order to ensure timely delivery of the documents, any request should be made by May 11, 1998.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION STATEMENT OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Available Information........................................................3
Incorporation of Certain Documents...........................................3
Summary......................................................................5
Risk Factors.................................................................9
Use of Proceeds.............................................................18
Selected Historical Financial and Operating Data............................19
The Exchange Offer..........................................................21
Description of the Notes....................................................28
Plan of Distribution........................................................54
ERISA Considerations........................................................55
Certain United States Federal Tax Considerations............................56
Legal Matters...............................................................61
Experts.....................................................................61


                             AVAILABLE INFORMATION

               The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information contained in the Registration Statement and the exhibits and the schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and the schedules filed as a part thereof, which may be inspected at the public reference facilities of the Commission, at the addresses set forth below.

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. The Indenture under which the Notes were issued and under which the Notes will be issued (the "Indenture") requires the Company to provide to holders of the Notes annual reports that include audited annual consolidated financial statements and an opinion thereon expressed by independent public accountants and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year. The Registration Statement, as well as such reports and other information filed with the Commission can be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission's Public Reference Section at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, NY 10048. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.


                      INCORPORATION OF CERTAIN DOCUMENTS

               The following documents or portions of document filed by the Company (File No. 0-28196) with the Commission are incorporated herein by reference: Annual Report on Form 10-K for the fiscal year ended December 31, 1997, including any amendments or reports filed for the purpose of updating such description.

               All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 1997, prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests for copies should be directed to Kelly Prentiss, PageMart Wireless, Inc., at the Company's executive offices located at 3333 Lee Parkway, Suite 100, Dallas, TX 75219, (214) 765-3874.


                                    SUMMARY

               The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, included and incorporated by reference in this Prospectus. Unless the context otherwise requires, references herein to the "Company" or "PageMart Wireless" refer to PageMart Wireless, Inc. and its subsidiaries.


                                  THE COMPANY

               The Company is one of the fastest growing providers of wireless messaging services in the United States. The Company has grown to become the sixth largest paging carrier in the United States, based on 2,530,737 subscribers at December 31, 1997. The Company's number of subscribers has increased at annual growth rates of 60%, 50% and 36% in 1995, 1996 and 1997, respectively. The Company has made no acquisitions, and all subscriber growth has been internally generated.

               The Company offers local, multi-city, statewide, regional and nationwide paging and other one-way wireless services in all 50 states, covering 90% of the population of the United States. The Company also provides paging services to the countries that are parties to the North American Free Trade Agreement ("NAFTA") and beyond, including Canada, Puerto Rico, the U.S. Virgin Islands and the Bahamas. In October 1997, the Company expanded services into Mexico through its network affiliation with Buscatel, a subsidiary of Telefonos de Mexico ("TelMex"), Mexico's largest telecommunications company, and into Panama and El Salvador through network affiliation agreements with leading telecommunications companies in those countries. In January 1998, the company expanded services into Guatemala and Costa Rica, and expects to launch services in Nicaragua and Honduras in the first half of 1998.


                              THE  EXCHANGE OFFER

Securities Offered...   Up to $432,000,000 principal amount at maturity of
                        New Notes.  The terms of the New Notes and the Old
                        Notes are identical in all material respects, except the offer of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and related special interest provisions applicable to the Old Notes.

The Exchange Offer...   The Company is offering, upon the terms and subject
                        to the conditions of the Exchange Offer, to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes. See
                        "The Exchange Offer" for a description of the procedures for tendering the Old Notes. The issuance of the New Notes is intended to satisfy obligations of the Company contained in the Registration Rights Agreement (the "Registration
                        Rights Agreement") dated as of January 28, 1998, between the Company and Morgan Stanley & Co.
                        Incorporated, as the initial purchaser with respect to the initial sale of the Old Notes (the "Initial
                        Purchaser").

Tenders; Expiration
  Date; Withdrawal...   The Exchange Offer will expire at 5:00 p.m., New York
                        City time, on May 18, 1998, or such later date and time to which it is extended (the "Expiration
                        Date"). The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Federal Income Tax
  Considerations....   The exchange pursuant to the Exchange Offer will not
                       result in any income, gain or loss to the Holders or the Company for federal income tax purposes. See
                       "Certain United States Federal Tax Considerations."

Use of Proceeds.....   There will be no proceeds to the Company from the
                       exchange pursuant to the Exchange Offer.

Exchange Agent......   The United States Trust Company of New York is serving
                       as Exchange Agent in connection with the Exchange
                       Offer.


                   CONSEQUENCES OF EXCHANGING OLD NOTES
                      PURSUANT TO THE  EXCHANGE OFFER

               Based upon interpretations contained in letters issued to third parties by the staff of the Commission, the Company believes that any Holder of Old Notes (other than a broker-dealer, as set forth below, or any Holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchanges its Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, resell such New Notes, or otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the Holder's business and such Holder has no arrangement or understanding with any person to participate in a distribution of such New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met and must represent, if such Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, that neither such Holder nor the person receiving such New Notes, if other than the Holder, is engaged in or intends to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Company does not currently intend to take any action to register or qualify the New Notes for resale in any such jurisdictions. If a Holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of New Notes will not be able to rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Failure to comply with such requirements in such instance may result in such Holder incurring liability under the Securities Act for which the Holder is not indemnified by the Company. See "The Exchange Offer--Consequences of Failure to Exchange."

               The Company has not entered into any arrangements or understandings with any person to distribute the New Notes to be received in the Exchange Offer.


                     SUMMARY DESCRIPTION OF THE NEW NOTES

               The terms of the New Notes and the Old Notes are identical in all material respects, except that the offer of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and will not contain certain provisions providing for an increase in the interest rate under certain circumstances relating to the Registration Rights Agreement.

Notes Offered.......   Up to $432,000,000 aggregate principal amount at
                       maturity of 11 1/4% Senior Subordinated Discount
                       Exchange Notes due 2008.

Maturity............   February 1, 2008

Yield and Interest..   The Notes are being sold at a substantial discount
                       from their principal amount at maturity. For a discussion of the federal income tax treatment of the Notes and the original issue discount rules, see
                       "Certain United States Federal Tax Considerations."
                       From and after February 1, 2003, the Notes will bear interest, which will be payable in cash, at a rate of 11 1/4% per annum on each February 1 and August
                       1, commencing August 1, 2003.

Optional Redemption.   The Notes may be redeemed at any time on or after
                       February 1, 2003, at the option of the Company, in whole or in part, at 105.625% of their principal amount at maturity, plus accrued and unpaid interest, declining to 100% of their principal amount at maturity plus accrued interest on and after February 1, 2006.

Ranking.............   The Notes will be senior subordinated indebtedness of
                       the Company, ranking subordinated in right of payment to all Senior Indebtedness, including the 15% Notes and indebtedness under the Revolving
                       Credit Agreement and the Vendor Financing
                       Arrangement (each as defined herein). After giving pro forma effect to the Refinancing, at December 31, 1997, the Company would have had $419.1 million of indebtedness, including $169.4 million of Senior
                       Indebtedness. The Notes will be effectively subordinated to existing and future liabilities of the Company's subsidiaries, including trade payables. See "Risk Factors--High Leverage;
                       Deficiency of Earnings to Cover Fixed Charges;
                       Restrictive Covenants" and "--Subordination of the Notes."

Covenants...........   The indenture pursuant to which the Notes will be
                       issued (the "Indenture") contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur indebtedness, pay dividends, prepay subordinated indebtedness, repurchase capital stock, engage in transactions with stockholders and affiliates, create liens, sell assets and engage in mergers and consolidations.
                       See "Description of the Notes--Covenants."

Change of Control...   Upon a Change of Control (as defined herein), the
                       Company will be required to make an offer to purchase the Notes at a purchase price equal to 101% of their Accreted Value on the date of purchase plus accrued interest, if any. See "Description of the Notes--Repurchase of Notes upon a Change of Control." There can be no assurance that the Company will have sufficient funds available at the time of a Change of Control to make any required debt repayment (including repurchases of the Notes).


                                         RISK FACTORS

               See "Risk Factors" beginning after the Summary for a discussion of certain factors relating to an investment in the Notes.



                                 RISK FACTORS

               Prior to making an investment decision, prospective investors should carefully consider, along with the other matters referred to in this Prospectus, the specific factors set forth below. The Company cautions readers that any forward-looking statements contained in this Prospectus or made by management of the Company involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results, and could cause actual results to differ materially from those expressed in any such forward-looking statements--economic conditions generally in the United States and consumer confidence; the ability of the Company to manage its high debt levels; the impact of technological change in the telecommunications industry; the future cost of network infrastructure and subscriber equipment; the impact of competition and pricing of paging and wireless services; changes in regulation by the Federal Communications Commission ("FCC") and various state regulatory agencies; and the ability of the Company to obtain financing to construct, operate and market the transmission network for advanced messaging services.

Consequences of Failure to Exchange

               Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legends thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Notes under the Securities Act. The Company believes that, based upon interpretations contained in letters issued to third parties by the staff of the Commission, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by each Holder thereof (other than a broker-dealer, as set forth below, or any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met and must represent, if such Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, that neither such Holder nor the person receiving such New Notes, if other than the Holder, is engaged in or intends to participate in the distribution of such New Notes. If any Holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) will not be able to rely on the applicable interpretations of the staff of the Commission and (ii) in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. The Company currently does not intend to register or qualify the sale of the New Notes in any such jurisdictions. In addition, the tender of Old Notes pursuant to the Exchange Offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to reduction in liquidity.

               The Company has not entered into any arrangements or understandings with any person to distribute the New Notes to be received in the Exchange Offer.

Exchange Offer Procedures

               To participate in the Exchange Offer, and avoid the restrictions on Old Notes, each Holder of Old Notes (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility (as defined herein) system whose name appears on a security position listing as a holder of such Old Notes) who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit to The United States Trust Company of New York (the "Exchange Agent") on or prior to the Expiration Date either (i) a properly completed Letter of Transmittal or facsimile thereof, including all other documents required by such Letter of Transmittal, or (ii) an Agent's Message (as defined herein) transmitted by means of the Book-Entry Transfer Facility's ATOP system (as defined herein) and received by the Exchange Agent and forming part of a Book-Entry Confirmation (as defined herein) in which such Holder acknowledges and agrees to be bound by the terms of the Letter of Transmittal. In addition, in order to deliver Old Notes (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely Book-Entry Confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below. See "The Exchange Offer."

History of Operating Losses

               The Company has sustained losses from operating activities in each year of operations since its organization in 1989, including an operating loss of $2.6 million for the year ended December 31, 1997 and an aggregate of $38.5 million of operating losses for the three-year period ended December 31, 1997. The Company expects to continue to incur operating losses for the next several years. In addition, management anticipates that the Company's average monthly revenue per unit ("ARPU") will decline in the foreseeable future principally due to a higher mix of subscribers added through private brand strategic alliance programs, which yield lower ARPU. In recent periods the Company's ARPU has been declining and its selling expenses per subscriber have been increasing. Although the Company had positive earnings before interest, taxes, depreciation and amortization ("EBITDA") of $8.6 million for the year ended December 31, 1996 and $27.3 million for the year ended December 31, 1997, prior to 1996 the Company had negative EBITDA in each year of its operations. EBITDA is not derived pursuant to generally accepted accounting principles ("GAAP") and therefore should not be construed as an alternative to operating income, as an alternative to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company's operating losses and negative EBITDA resulted principally from expenditures associated with the establishment of the Company's one-way operations infrastructure and the growth of its subscriber base. Although the Company expects that its one-way operations will continue to generate positive EBITDA, as the Company begins development and implementation of advanced messaging services, the Company will incur substantial additional operating losses and negative EBITDA during the start-up phase for advanced messaging services. Any positive cash flow from the Company's one-way operations will be used primarily to fund the Company's advanced messaging operations for the next several years. There can be no assurance that the Company's consolidated operations will become profitable or continue to have positive EBITDA or that its one-way operations will continue to generate positive EBITDA. If the Company cannot achieve operating profitability or continue to generate positive EBITDA, it may not be able to make required debt service payments, including payment on the Notes. See "Selected Historical Financial and Operating Data."

High Leverage; Deficiency of Earnings to Cover Fixed Charges; Restrictive Covenants

               The Company is highly leveraged, primarily as a result of debt financing incurred to fund the construction of the Company's nationwide operations infrastructure, the growth of its subscriber base and to finance the acquisition of the Narrowband Personal Communications Services ("NPCS") licenses it acquired in the FCC NPCS auctions. At December 31, 1997, the Company's long-term debt was $289.3 million and its stockholders' deficit was $32.4 million. In addition, the accretion of original issue discount on the Company's outstanding indebtedness will cause a substantial increase in indebtedness. The Company's deficiency of earnings before fixed charges to cover fixed charges for each of the three years ended December 31, 1995, 1996 and 1997, was $53.1 million, $48.6 million and $43.9 million, respectively. See "Selected Historical Financial and Operating Data." On a pro forma basis after giving effect to the Refinancing, the Company's deficiency of earnings before fixed charges to cover fixed charges would have been $64.7 million and $58.3 million for the year ended December 31, 1996 and 1997, respectively.

               The Indenture and the 15% Indenture (as defined herein) contain certain restrictive covenants. Such restrictions affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness, make prepayments of certain indebtedness, make investments, engage in transactions with affiliates, issue capital stock of restricted subsidiaries, create liens, sell assets and engage in mergers and consolidations. The limitations in the Indenture and the 15% Indenture are subject to a number of important qualifications and exceptions. In particular, while the Indenture and 15% Indenture will generally restrict the Company's ability to incur indebtedness by requiring compliance with specified leverage ratios, they will permit the Company to incur an unlimited amount of additional indebtedness to finance the acquisition of equipment, inventory and network assets. However, the 15% Indenture will prohibit the Company from securing more than $175 million of indebtedness (other than intercompany indebtedness). See "Description of the Notes--Covenants."

Subordination of the Notes

               The Notes will be unsecured, general obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including indebtedness under the 15% Notes, the Revolving Credit Agreement and the Vendor Financing Arrangement. In May 1995, the Company entered into a four year Revolving Credit Agreement with BT Commercial Corporation, as Agent, and Bankers Trust Company, as Issuing Bank, which provides for a $50 million revolving line of credit (the "Revolving Credit Agreement"). In March 1997, the Company entered into a vendor financing arrangement with an infrastructure vendor (the "Vendor Financing Arrangement"), providing for the financing of one-way or advanced messaging services infrastructure equipment over a period of 60 months up to a maximum aggregate amount of $30 million. At December 31, 1997, on a pro forma basis after giving effect to the Refinancing, the Company would have had approximately $169.4 million of Senior Indebtedness (consisting of borrowings under the Vendor Financing Arrangement and the 15% Notes) and the Company would have had an aggregate of $54.7 million of additional availability under the Revolving Credit Agreement and the Vendor Financing Arrangement. In the event of the bankruptcy, liquidation or reorganization of the Company, the assets of the Company would be available to pay obligations on the Notes only after all Senior Indebtedness of the Company has been repaid in full. As a result, sufficient assets may not exist to pay amounts due on the Notes. In addition, the subordination provisions of the Indenture provide that no cash payments may be made with respect to the Notes during the continuance of a payment default under any Senior Indebtedness of the Company. Furthermore, if certain nonpayment defaults exist with respect to certain Senior Indebtedness, the holders of such Senior Indebtedness would be able to prevent payments on the Notes for certain periods of time. See "Description of the Notes--Ranking."

               Neither the Indenture nor the 15% Indenture limits the amount of indebtedness (which may be Senior Indebtedness) of the Company that may be incurred to finance the cost to acquire equipment, inventory, or network assets. However, the 15% Indenture will prohibit the Company from securing more than $175 million of indebtedness (other than intercompany indebtedness).

Risks of Implementation and Financing of Advanced Messaging Services

               The development and implementation of advanced messaging services will require the application of new technology and the addition of equipment to the network used in the Company's existing one-way messaging business. Advanced data messaging services marketed by other companies have shown a degree of market acceptance, although the broad based appeal of advanced messaging services has yet to be proven. The success of advanced messaging services could be affected by matters beyond the Company's control such as market acceptance, the future cost of subscriber units, technological changes in wireless messaging services, marketing and pricing strategies of competitors, regulatory developments and general economic conditions.

               The ReFLEX25[Trademark] technology that will be used in the Company's advanced messaging network has operated successfully in the test network environment and the Company is prepared to implement this technology throughout its existing network. However, the Company must complete the development of its AXIS[Trademark] terminal (as defined below) and the integration of the terminal with Glenayre equipment before commercial operations may begin. In addition, the Company, Motorola, Inc. ("Motorola") and Glenayre Technologies, Inc. ("Glenayre") are still developing and conducting testing of ReFLEX25[Trademark] technology, infrastructure equipment and subscriber units to improve operational efficiency for a nationwide product offering. Also, constructing the advanced messaging network requires amending current site leases or entering into new site leases for the receivers and other equipment. There can be no assurance that all of the site leases will be completed within the time necessary to maintain the construction schedule. The Company does not believe that any of these issues will affect the ultimate ability of the network to operate in a commercially viable manner, although there can be no assurance of this. If any of these issues are not resolved on a timely basis, the Company's scheduled commercial introduction of advanced messaging services nationwide could be delayed, which could adversely affect the Company's results of operations.

               As the Company begins development and implementation of advanced messaging services, the Company expects to incur significant additional operating losses during the start-up phase for such services, and it will be necessary for the Company to make substantial investments. The Company anticipates requiring additional sources of capital to fund the construction of an advanced messaging network, including expenditures relating to the buildout requirements of the FCC. The Company anticipates investing approximately $100 million in 1998 (which will be funded primarily with the proceeds of the offering of the Notes) to construct and deploy an NPCS network, which the Company expects to enable it to market advanced messaging services nationwide by the end of 1998. Thereafter, the Company anticipates that its advanced messaging operations may require up to $100 million of additional investment to fund operations and marketing and to add capacity to the network as the Company's advanced messaging customer base grows. In addition, the Company may require up to $50 million of secured vendor financing to fund the purchase of subscriber units. Although the Company currently does not have a source to fund the purchase of the subscriber units, the Company believes that it will not require such financing until 1999. The Company's ability to incur indebtedness is limited by the covenants contained in the Indenture, the 15% Indenture, the Vendor Financing Arrangement and the Revolving Credit Agreement and as a result, any additional financing may need to be in the form of new equity capital. There can be no assurance that sufficient financing will be available to the Company and if available, on attractive terms. The Company does not anticipate any significant revenues from advanced messaging services during 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

No Assurance That Growth Strategy Will be Achieved

               The successful implementation of the Company's strategy to increase cash flow through the expansion of its subscriber base and the development and implementation of advanced messaging services is necessary for the Company to meet its capital expenditures, working capital and debt service requirements. The Company expects to continue to incur operating losses for the next several years. The Company's strategy assumes that the wireless messaging industry will continue to grow rapidly, and that the Company will continue to grow substantially faster than the industry. The Company does not expect to continue to grow at its historical rate, and there can be no assurance that the Company will be able to achieve the growth contemplated by its business strategy. If such growth is not achieved, the Company may not be able to make required payments on its outstanding indebtedness (including the Notes) and may have to refinance its outstanding indebtedness in order to repay such obligations. No assurance can be given that the Company will be able to refinance its outstanding indebtedness (including the Notes).

Competitive Market

               The Company faces significant competition in all of its markets. Many of the Company's competitors, which include regional and national paging companies, providers of broadband personal communications services ( "PCS") and certain regional telephone companies, possess significantly greater financial, technical and other resources than the Company. If any of such companies were to devote additional resources to the paging or other wireless messaging businesses or focus its strategy on the Company's marketing and product niches, the Company's results of operations could be adversely affected. Some of these larger competitors may also be able to use their substantial financial resources to increase the already substantial pricing competition in the markets in which the Company operates, which may have an adverse effect on the Company's results of operations. For competitive and marketing reasons, the Company generally sells each new subscriber unit for less than its acquisition cost. In addition, a number of telecommunications companies (including PCS providers) have constructed or are in the process of constructing nationwide networks that offer services similar to the Company's services, including the provision of advanced messaging services and two-way messaging.

               Industry reports indicate, and the Company believes, that the retail distribution of pagers has become increasingly common in the paging industry. Retail distribution is a key element of the Company's business strategy. Retail distributors have typically selected only one paging carrier for their stores, and the Company faces competition in its efforts to place units through retail distributors. If the Company is unable to maintain its current sales relationships with retail distributors or obtain new sales relationships with other retail distributors, it may not be able to achieve the growth contemplated by its business strategy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

Adverse Effect of Subscriber Disconnections

               The results of operations of paging service providers such as the Company are significantly affected by subscriber disconnections. In order to realize net growth in units in service, disconnected users must be replaced, and additional users must be added. However, the sales and marketing costs associated with attracting new subscribers are substantial relative to the costs of providing service to existing customers, and expenses associated with each new unit placement exceed the sales price and service initiation fee received by the Company. Because the paging business is characterized by high fixed costs, disconnections directly and adversely affect operating income. In addition, because the Company plans to sell an increasing number of its subscriber units through retail distribution channels, the Company's overall rate of disconnections may increase since the Company expects that subscribers who purchase pagers through retail outlets will tend to cancel their subscriptions at a higher rate than subscribers obtained through other distribution channels. The Company's average monthly disconnection rates for the years ended December 31, 1995, 1996 and 1997 were 2.5%, 2.4% and 2.5% per month, respectively. An increase in its rate of disconnections would adversely affect the Company's results of operations.

Dependence on Key Personnel

               The success of the Company will be dependent, to a significant extent, upon the continued services of the key executive officers of the Company. The Company does not have employment agreements with any of its current executive officers, although all current executive officers have entered into non-competition agreements with the Company. The loss or unavailability of one or more of its executive officers or the inability to attract or retain key employees in the future could have an adverse effect upon the Company's operations.

Possible Inability To Manage Growth

               The Company has enjoyed a high rate of growth. The Company's future performance will depend, in part, upon its ability to manage its growth effectively. The Company will be required to improve and expand its operating, financial, accounting, information and customer service systems, and to expand, train and manage its employee base. These factors and others could adversely affect the Company's existing customer base as well as future expansion. The Company's inability to expand in accordance with its plans or to manage its growth could have a material adverse effect on its business, financial condition and results of operations.

Technological Changes

               The telecommunications industry is characterized by rapid technological change. Future technology advances in the industry may result in the availability of new services or products that could compete directly with the paging and other wireless messaging services that are currently provided or are being developed by the Company. Changes in technology could also lower the cost of competitive products and services to a level where the Company's products and services become less competitive or the Company is required to reduce the prices of its services. The Company expects to respond to technological changes by continuing to make investments in new and improved systems and related service capability.

               Several wireless two-way communication technologies, including cellular telephone service, PCS, specialized mobile radio, low-speed data networks and mobile satellite services, are currently in use or under development. Although these technologies are currently more expensive than paging services or are not yet broadly available, future implementation and technological improvements could result in increased capacity and efficiency for wireless two-way communication and, accordingly, could result in increased competition for the Company. Some of these service providers are bundling paging services with two-way voice service in a combined handset. Large manufacturers dominate technological development in the wireless communications industry, and changes in their methods of distributing one-way wireless messaging products could reduce the Company's access to technology and may have an adverse effect on the Company's operations. There can be no assurance that the Company will not be adversely affected by such technological change. See "--Dependence on Key Suppliers."

Dependence on Key Suppliers

               The Company does not manufacture any of the subscriber units or infrastructure equipment used in its operations. The Company buys subscriber units primarily from Motorola as well as some other manufacturers and therefore is dependent on such manufacturers to obtain sufficient inventory for new subscriber and replacement needs. The Company purchases terminals, transmitters, receivers and other infrastructure equipment primarily from Motorola and Glenayre and thus is dependent on such manufacturers for sufficient infrastructure equipment to meet its expansion and replacement requirements. There can be no assurance that the Company will not experience significant delays in obtaining subscriber units and infrastructure equipment in the future. Although the Company believes that sufficient alternative sources of subscriber units and infrastructure equipment exist for its one-way network, the Company believes that Motorola and Glenayre are the only two qualified sources of infrastructure equipment for its NPCS network. See "Business--Advanced Messaging Operations--NPCS Network Buildout--Equipment" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. There can be no assurance that the Company would not be adversely affected if it were unable to obtain these items from current supply sources or on terms comparable to existing terms.

Potential for Change in Regulatory Environment

               The Company and the wireless communications industry are subject to regulation by the FCC and various state regulatory agencies. As a common carrier provider of "commercial mobile radio services" ( "CMRS"), the Company must provide interconnection upon reasonable request, must not engage in any unreasonably discriminatory practices and is subject to complaints regarding any unlawful practices. The Company is also subject to provisions that authorize the FCC to provide remedial relief to an aggrieved party upon finding of a violation of the Communications Act of 1934, as amended (the "Communications Act") and related consumer protection provisions.

               From time to time, legislation and regulations which could potentially adversely affect the Company are proposed by federal and state legislators and regulators. Legislation is currently in effect in Texas requiring paging companies to contribute a portion of their taxable revenues to a Telecommunications Infrastructure Fund created by the state legislature. Management does not believe that the Texas law will have a material adverse affect on the Company's operations. The FCC recently released regulations implementing the universal service fund provisions of the Communications Act. Beginning in February 1998, paging companies are required to make monthly contributions to one fund for support mechanisms for schools, libraries, and rural health care providers (the "Schools/Libraries Fund") on the basis of interstate, international and intrastate telecommunications revenues from end-users, and to make contributions to another fund for high-cost, rural, and insular and low-income support mechanisms (the "High-Cost/Low-Income Fund") based on interstate and international end user telecommunications revenues. Based on reported end-user telecommunications revenues for the first six months of 1997 and projected demand for universal service support, the FCC has determined that for the first quarter of 1998 telecommunications carriers must contribute 0.72% of one-half of their interstate, international and intrastate revenues reported for the first half of 1997 to the School/Libraries Fund and 3.19% of one-half of their interstate and international revenues reported for the first half of 1997 to the High-Cost/Low-Income Fund. These payment provisions, including the percentages, may be modified with respect to future contributions to the universal service fund. Petitions for review of the FCC's universal service order have been filed with federal appellate courts. In addition, an FCC order requiring long-distance carriers to compensate pay telephone providers for 800 number, similar toll-free-to-the-caller number and access code (collectively, "800 Number") calls was recently released. The long distance carriers are expected either to pass this cost through to paging companies that provide 800 Number service to their subscribers, thereby increasing the Company's costs of providing 800 Numbers; or to block pay phone calls to 800 Numbers, thereby causing inconvenience to the Company's
800 Number subscribers. Petitions for review and stay of this order have also been filed with a federal appellate court. In connection with an ongoing dispute with various local exchange carriers ( "LECs") over the interpretation of FCC regulations governing compensation for interconnection, the Company made certain payments to the LECs under protest or withheld payment entirely pending resolution by the FCC. In response to a request by one LEC that the FCC "clarify" the disputed regulations, the FCC's staff has made it clear that under the FCC's current rules, no compensation is due to the LECs for such interconnection. The existing interconnection rules are, however, being reconsidered by the FCC, and may be changed in the future to require certain payments by the Company for interconnection or dedicated facilities.

               There can be no assurance that Federal or other state legislation will not be adopted, or that the FCC or the various state agencies will not adopt regulations or take other actions, that would adversely affect the business of the Company.

Risks of International Operations

               The Company intends to continue to expand internationally. The Company's Canadian affiliate has obtained a license for a frequency in Canada and the Company has obtained a license for a frequency in the Bahamas. The Company has also signed network affiliation agreements with leading paging providers in Mexico, El Salvador, Nicaragua, Guatemala, Honduras, Costa Rica, Panama, Puerto Rico and Haiti. The Company may seek joint venture partners in certain countries, in particular where domestic regulations prohibit foreign control of telecommunications companies. If the Company seeks to expand by obtaining licenses for frequencies in any foreign country then it will need to construct or acquire a transmission network and thereafter to begin sales and marketing efforts. However, there can be no assurance that the Company will be able to obtain licenses in foreign countries, that it will be successful in finding joint venture partners or that its foreign operations, if established, will be profitable. Acquiring licenses, constructing or acquiring a transmission network and commencing operations could require the Company to provide funding for such operations and could require the Company to seek additional debt or equity capital. In countries where the Company is or may become a minority holder in a joint venture controlled by another party, such as the Company's existing joint venture in Canada, the success of such joint venture's operations will depend substantially on the efforts of the Company's venture partner and may be impeded if disputes arise between the parties. International operations are subject to various risks not present in domestic operations such as fluctuations in currency exchange ratios, nationalization or expropriation of assets, import/export controls, political instability, variations in the protection of intellectual property rights, limitations on foreign investment, restrictions on the ability to convert currency and the additional expenses and risks inherent in conducting operations in geographically distant locations, with customers speaking different languages and having different cultural approaches to the conduct of business. To mitigate the effects of foreign currency fluctuations on the results of its foreign operations, the Company anticipates utilizing forward exchange contracts and engaging in other efforts to hedge foreign currency transactions. However, there can be no assurance as to the effectiveness of such mitigation efforts in limiting any adverse effects of foreign currency fluctuations on the Company's foreign operations and on the Company's overall results of operations.

Significant Ownership; Conflicts of Interest

               The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II"), Morgan Stanley Capital Partners III, L.P. ("MSCP III"), Morgan Stanley Capital Investors, L.P., Morgan Stanley Venture Capital Fund, L.P. ("MSVCF"), Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital Fund II C.V., MSCP III 892 Investors, L.P. and Morgan Stanley Venture Investors, L.P. (collectively, the "Morgan Stanley Shareholders") own approximately 50.8% of the outstanding Common Stock and 48.5% of the outstanding voting Common Stock, as of January 31, 1998. The general partner and/or the managing general partner of each of the general partners of the Morgan Stanley Shareholders is a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"). Three of the seven directors of the Company are employees of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), the Placement Agent for the Old Notes, which is a wholly-owned subsidiary of MSDWD. As a result of its ownership interest in the Company and certain rights pursuant to the Amended and Restated Agreement among certain Stockholders dated as of May 10, 1996, among the Morgan Stanley Shareholders, the Company and certain other stockholders, the Morgan Stanley Shareholders have a significant influence over the affairs of the Company.

               Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between the owners of the Company's existing capital stock and the holders of the Notes. For example, if the Company encounters financial difficulties, or is unable to pay its debts as they mature, the interests of the Company's existing equity investors might conflict with those of the holders of the Notes. In addition, the existing equity investors may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risk to the holders of the Notes.

Original Issue Discount Consequences

               A holder of a Note will be required to include in such holder's income, for federal income tax purposes, the original issue discount with respect to the Note as it accrues, although no cash payments of interest on the Notes are expected to be made until 2003. In addition, because the Notes are applicable high yield discount obligations, as defined in the Internal Revenue Code, the Company's deductions with respect to part of such original issue discount will be deferred until the related payments are made by the Company and the remainder of such original issue discount will not be deductible. See "Certain United States Federal Tax Considerations--U.S. Holders."

               Furthermore, if a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code after the issuance of the Notes, the claim of a holder of Notes may be limited to an amount equal to the sum of the issue price as determined by the bankruptcy court and that portion of the original issue discount which is deemed to accrue from the issue date to the date of any such bankruptcy filing.

Lack of Public Market

               The New Notes are being offered to the holders of the Old Notes. The Old Notes were issued in January 1998 to a limited number of institutional investors. The New Notes are new securities for which there is currently no market. The Company does not intend to apply for listing of the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active public market for the New Notes will develop. If a market for the New Notes were to develop, the market price for the New Notes can be expected to fluctuate depending upon prevailing interest rates, the market for similar securities and other factors.

               Morgan Stanley has indicated to the Company that it intends to make a market in the Notes, but it is under no obligation to do so and such market-making could be discontinued at any time. If Morgan Stanley conducts any market-making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales in the New Notes because of the beneficial ownership of the capital stock of the Company by the Morgan Stanley Shareholders. For so long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley to make a market in the Notes may, in part, be dependent on the ability of the Company to maintain a current market-making prospectus. See "Description of the Notes--Registration Rights."


                                USE OF PROCEEDS

               The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. The net proceeds of the offering of the Old Notes were approximately $239.6 million, after deducting estimated underwriting discounts and commissions and other expenses payable by the Company. Simultaneously, with the closing of the offering of the Old Notes, the Company refinanced certain of its outstanding indebtedness (the "Refinancing"), and modified its corporate structure. The Refinancing consisted of the following: (i) purchasing all of the outstanding 12 1/4% Notes (as defined herein) ($136.5 million principal amount at maturity), (ii) amending certain terms of the covenants and agreements in the indenture relating to the 15% Notes, and (iii) merging PageMart, Inc. into the Company, with the Company as the surviving corporation. Approximately $130.7 million of the proceeds of the offering were used to purchase the 12 1/4% Notes. The Company intends to use the remaining proceeds of the offering (approximately $107.8 million) to fund the initial construction and deployment of the Company's NPCS transmission network sufficient to enable the Company to market advanced messaging services nationwide by the end of 1998 and for general corporate purposes.


               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

               The following table sets forth summary historical financial information and operating data for each of the five fiscal years ended December 31, 1997. The financial information and operating data for each of the five fiscal years ended December 31, 1997 were derived from, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the notes thereto incorporated by reference in this Prospectus.

                                                            Fiscal Year Ended December 31,
                                            ------------------------------------------------------------
                                              1993         1994         1995         1996          1997
                                            --------    --------      --------     --------      --------
                                              (in thousands, except unit, ARPU and per subscriber data)
Statement of Operations Data:
Recurring revenues........................ $ 24,184     $ 56,648      $101,503     $153,041      $206,907
Equipment sales and activation fees.......   26,483       53,185        57,688       68,551        70,871
                                           --------     --------      --------     --------      --------
Total revenues............................   50,667      109,833       159,191      221,592       277,778
Cost of equipment sold....................   28,230       57,835        63,982       78,896        86,175
Operating expenses........................   47,448       85,322       118,557      155,265       194,194
                                           --------     --------      --------     --------      --------
Operating loss............................  (25,011)     (33,324)      (23,348)     (12,569)       (2,591)
Interest expense..........................   (6,538)     (12,933)      (30,720)     (35,041)      (38,499)
Interest income...........................      428          858         1,997        1,140           501
Other.....................................       --         (414)       (1,042)      (2,128)       (3,298)
                                           --------     --------      --------     --------      --------
     Net loss............................. $(31,121)    $(45,813)     $(53,113)    $(48,598)     $(43,887)
                                           ========     ========      ========     ========      ========
Balance Sheet Data (at period end):
Current assets............................  $51,279      $44,397       $62,535      $70,572       $84,133
Total assets..............................   78,773      142,059       263,829      313,620       361,876
Current liabilities.......................   20,198       37,966        56,508       62,503       104,973
Long-term debt, less current maturities...   78,359       92,632       219,364      240,687       289,344
Stockholders equity (deficit).............  (19,784)      11,461       (12,043)      10,430       (32,441)
Other Data:
Units in service (at period end)..........  327,303      772,730     1,240,024    1,859,407     2,530,737
Net subscriber additions..................  210,269      445,427       467,294      619,383       671,330
ARPU(1)...................................    9.81         8.64          8.62         8.04          7.80
Operating profit (loss) before selling
 expenses per domestic subscriber
 per month(2).............................   (0.98)        0.90          2.11         2.25          2.54
Selling expenses per net domestic
 subscriber addition(3)...................       91           81            91           87           100
EBITDA(4).................................  (19,930)     (25,219)      (10,076)       8,623        27,261
Capital expenditures......................   10,810       16,719        33,503       63,804        67,506
Depreciation and amortization.............    5,081        8,105        13,272       21,192        29,852
Deficiency of earnings to fixed charges(5)  (31,121)     (45,813)      (53,113)     (48,598)      (43,887)

---------------
(1) Average monthly revenue per Unit ("ARPU") is calculated by dividing (i) domestic recurring revenues, consisting of fees for airtime, voice mail, customized coverage options, excess usage and other recurring revenues and fees associated with the subscriber base for the quarter by (ii) the average number of domestic units in service for the quarter. ARPU is stated as the monthly average for the final quarter of the period.

(2) Operating profit (loss) before selling expenses (selling expenses include loss on sale of equipment) per subscriber for the Company's domestic one-way messaging operations is calculated by dividing (i) recurring revenue less technical expenses, general and administrative expenses, and depreciation and amortization for the final quarter of the period by (ii) the average number of domestic units in service for the final quarter of the period. Stated as the monthly average for the final quarter of the period.

(3) Selling expenses per net domestic subscriber addition for the Company's domestic one-way messaging operations is calculated by dividing (i) selling expenses, including loss on sale of equipment, for the period by (ii) the net domestic subscriber additions for the period.

(4) EBITDA represents earnings (loss) before interest, taxes, depreciation and amortization. EBITDA is a financial measure commonly used in the paging industry. EBITDA is not derived pursuant to GAAP and therefore should not be construed as an alternative to operating income, as an alternative to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The calculation of EBITDA does not include the commitments of the Company for capital expenditures and payment of debt and should not be deemed to represent funds available to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 for a discussion of the financial operations and liquidity of the Company as determined in accordance with GAAP.

(5) For purposes of calculating the deficiency of earnings to fixed charges,
    (i) earnings is defined as net loss plus fixed charges and (ii) fixed charges is defined as interest expense plus amortization of debt issuance costs and the interest portion of rental and lease expense.


                              THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

               Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on May 18, 1998; provided, however, that if the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

               As of the date of this Prospectus, $432,000,000 aggregate principal amount of the Old Notes were outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page hereof to all Holders of Old Notes known to the Company. The Company's obligations to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

               The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance of any Old Notes, by giving oral or written notice of such extension to the Exchange Agent and notice of such extension to the Holders as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned or credited to an account maintained with the Book-Entry Transfer Facility, as applicable, without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

               The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement (or notice to the registered Holders) no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

               Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

Procedures for Tendering Old Notes

               The tender to the Company of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as a holder of such Old Notes) who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit to the Exchange Agent on or prior to the Expiration Date either (i) a properly completed and duly executed Letter of Transmittal or a facsimile thereof, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "Exchange Agent" or (ii) a computer-generated message (an "Agent's Message"), transmitted by means of the Book-Entry Transfer Facility's ATOP system and received by the Exchange
Agent and forming a part of a Book-Entry Confirmation, in which such Holder acknowledges and agrees to be bound by the terms of the Letter of Transmittal. In addition, in order to deliver Old Notes (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation by a book-entry transfer
(a "Book-Entry Confirmation") of such Old Notes into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer
Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF
TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT
REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED.
IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.
NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

               Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions").
If Old Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

               All questions as to validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

               If the Letter of Transmittal is signed by a person or persons other than the Holders of Old Notes, such Letter of Transmittal must be accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders appear on the Old Notes or security position listing maintained by DTC, as the case may be.

               If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of its authority to so act must be submitted.

               By tendering (including transmission of an Agent's Message), each Holder of Old Notes will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such Holder, (ii) neither the Holder of Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the Holder nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the Holder nor any such other person is an "affiliate," within the meaning of Rule 405 under the Securities Act, of the Company. By tendering (including transmission of an Agent's Message) each Holder of Old Notes that is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account pursuant to the Exchange Offer will represent that Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

               Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof, to the Exchange Agent.

               In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes to the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below and either (i) a properly completed and duly executed Letter of Transmittal or facsimile thereof, including all other documents required by such Letter of Transmittal or (ii) a properly transmitted Agent's Message. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof or credited to an account maintained with such Book-Entry Transfer Facility, as the case may be, as promptly as practicable after the expiration or termination of the Exchange Offer.

Interest on the New Notes

               The Notes were issued at 57.801% of their principal amount and the purchase discount on the Notes accretes from January 28, 1998 until February 1, 2003. Commencing February 1, 2003, cash interest on the Notes will accrue at the rate of 11 1/4% per annum and will be payable in cash semi-annually on each February 1 and August 1, commencing on August 1, 2003. Prior to August 1, 2003, there will be no periodic payment of interest. No interest will have accrued on the Old Notes on the date of the exchange for the New Notes and therefore no interest will be paid on the Old Notes to Holders who exchange such Old Notes for New Notes. If the Exchange Offer is not consummated by July 28, 1998, interest on the Notes (in addition to the accrual of the original issue discount during the period ending February 1, 2003 and in addition to interest otherwise due on the Notes after such date) will accrue at the rate of .5% per annum on the Accreted Value on the preceding Semi-Annual Accrual Date from July 28, 1998 payable in cash semi-annually February 1 and August 1 of each year commencing February 1, 1999, until the consummation of a registered exchange or the effectiveness of a shelf registration statement. See "Description of the Notes--Registration Rights." Upon the consummation of the Exchange Offer after July 28, 1998, the Special Interest payable on the Old Notes will cease to accrue from the date of such consummation and all accrued and unpaid Special Interest as of the consummation of the Exchange Offer shall be paid promptly thereafter to the holders of record of the Old Notes immediately prior to the time of such occurrence. Following the consummation of the Exchange Offer the interest terms of the Old Notes that are not exchanged shall revert to the original terms set forth in the Old Notes as described on the cover page of the Offering Memorandum dated January 22, 1998, with respect to the Old Notes. Holders of Old Notes accepted for exchange will be deemed to have waived the right to receive any other payments or accrued interest on the Old Notes.

Book-Entry Transfer

               The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer promptly after the date of this Prospectus. All deliveries of Old Notes represented by Global Old Notes (as defined) must be made by book-entry transfer to the account maintained by the Exchange Agent at the Book-Entry Transfer Facility. Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility's Automated Tender Offer Program ( "ATOP") procedures for transfer. However, the exchange for the Notes so tendered will only be made after timely confirmation of such book-entry transfer of Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-
Entry Transfer Facility has received an express acknowledgment from a participant tendering Notes that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.

Guaranteed Delivery Procedures

                If a registered Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) on or prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution either a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of such Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates of all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

               Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

               For a withdrawal to be effective, either (i) a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent," or (ii) the appropriate procedures of the Book-Entry Transfer Facility's ATOP system must be complied with. Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the serial numbers of the particular certificates, to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

Certain Conditions to the Exchange Offer

               Notwithstanding any other provisions of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following events shall occur:

      (a) the Exchange Offer shall violate applicable law or any applicable interpretation of the staff of the Commission; or

      (b) any action or proceeding is instituted or threatened in any court or by any governmental agency that might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company; or

      (c) any governmental approval has not been obtained, which approval the Company shall deem necessary for the consummation of the Exchange Offer.

               The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

               In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to either the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

Exchange Agent

               The United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. The executed Letters of Transmittal should be delivered to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

  Delivery To: The United States Trust Company of New York, as Exchange Agent

                      If by Registered or Certified Mail:

                  The United States Trust Company of New York
                                 P.O. Box 844
                        Attn: Corporate Trust Services
                                Cooper Station
                        New York, New York  10276-0844

              If by Overnight Courier or by Hand after 4:30 P.M:

                  The United States Trust Company of New York
                           770 Broadway, 13th Floor
                           New York, New York  10003
                        Attn: Corporate Trust Services

                         If by Hand before 4:30 P.M.:

                  The United States Trust Company of New York
                                 111 Broadway
                                  Lower Level
                        Attn: Corporate Trust Services
                           New York, New York  10006

                                      or

                               If by Facsimile:

                                 212-780-0592

                             Confirm by Telephone:

                                 800-548-6565

               DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

               The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by officers and regular employees of the Company and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders. The Company will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

               The cash expenses to be incurred in connection with the Exchange Offer, will be paid by the Company and are estimated in the aggregate to be approximately $140,000.

Transfer Taxes

               Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that Holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon. If, however, a transfer tax is imposed for any reason other than the transfer of Old Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted, the amount of such transfer taxes will be billed directly to such tendering Holder.

Consequences of Failure to Exchange

               Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legends thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Notes under the Securities Act. The Company believes that, based upon interpretations contained in letters issued to third parties by the staff of the Commission, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by each Holder thereof (other than a broker-dealer, as set forth below, or any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met and must represent, if such Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, that neither such Holder nor the person receiving such New Notes, if other than the Holder, is engaged in or intends to participate in the distribution of such New Notes. If any Holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) will not be able to rely on the applicable interpretations of the staff of the Commission and (ii) in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent that the Old Notes tendered in exchange therefor were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business of the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. The Company currently does not intend to register or qualify the sale of the New Notes in any such jurisdictions. In addition, the tender of Old Notes pursuant to the Exchange Offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to a reduction in liquidity.

               The Company has not entered into any arrangements or understandings with any person to distribute the New Notes to be received in the Exchange Offer.


                           DESCRIPTION OF THE NOTES

               The New Notes will be issued under an Indenture, dated as of January 28, 1998, between the Company, as issuer, and the United States Trust Company of New York (the "Trustee"). A copy of the Indenture is available upon request from the Company. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions."

               The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the offer of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not be subject to certain transfer restrictions and registration rights relating to the Old Notes, and except that, if the Exchange Offer is not consummated or a shelf registration statement is not filed with the Commission by July 28, 1998, interest on the Old Notes (in addition to the accrual of original issue discount during the period ending February 1, 2003 and in addition to interest otherwise due on the Old Notes after such date) will accrue at the rate of .5% per annum of the Accreted Value on the preceding Semi-Annual Accrual Date from July 28, 1998 payable in cash semiannually on February 1 and August 1 of each year, commencing February 1, 1999, until the consummation of a registered exchange offer or the effectiveness of a shelf registration statement. See "-- Registration Rights."

General

               The Notes will be unsecured senior subordinated obligations of the Company, initially limited to $432.0 million aggregate principal amount at maturity, and will mature on February 1, 2008. Although for federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a Holder as such discount accrues from the issue date of the Notes, no interest will be payable on the Notes prior to August 1, 2003. From and after February 1, 2003, interest on the Notes will accrue at the rate shown on the front cover of this Prospectus from February 1, 2003 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on January 15 or July 15 immediately preceding the Interest Payment
Date) on February 1 and August 1 of each year, commencing August 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee at United States Trust Company of New York, 770 Broadway, New York, New York 10003, Attention:
Corporate Trust Department); provided that, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses as they appear in the Security Register.

               The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

               Subject to the covenants described below under "Covenants" and applicable law, the Company may issue additional Notes under the Indenture. The Notes offered hereby and any additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

Optional Redemption

               The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after February 1, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing February 1, of the years set forth below:

               Year                       Redemption Price
               ----                       ----------------
               2003                            105.625%
               2004                            103.750
               2005                            101.875
               2006 and thereafter             100.000

               In addition, at any time prior to February 1, 2001, the Company may redeem up to 35% of the principal amount of the Notes with the proceeds of one or more sales of Capital Stock (other than Redeemable Stock) of the Company, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of Accreted Value on the Redemption Date) of 111.250%; provided that at least $280.8 million aggregate principal amount at maturity of Notes remains outstanding after each such redemption.

               In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Ranking

               The Notes will be senior subordinated indebtedness of the Company. The payment of the Senior Subordinated Obligations will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness. After giving pro forma effect to the Refinancing, as of December 31, 1997, the Company would have had on an unconsolidated basis $169.4 million of Indebtedness (other than the Notes), all of which would have been Senior Indebtedness, $50 million of availability under the Credit Agreement (subject to borrowing base restrictions) and $30 million ($16 million was outstanding at December 31, 1997) of availability under the Vendor Financing Arrangement. In addition, all existing and future liabilities (including Trade Payables) of the subsidiaries of the Company will be effectively senior to the Notes.

               Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event of bankruptcy, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the Holders of the Notes or the Trustee on behalf of the Holders of the Notes shall be entitled to receive any payment by the Company on account of Senior Subordinated Obligations or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any Senior Subordinated Obligations, upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee on behalf of the Holders of the Notes would be entitled, but for the subordination provisions of the Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders of the Notes or the Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

               No direct or indirect payment by or on behalf of the Company of Senior Subordinated Obligations, whether pursuant to the terms of the Notes or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness of the Company (including, without limitation, a payment default arising from the acceleration of any Senior Indebtedness) and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations may be made by or on behalf of the Company upon or in respect of the Notes for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or by payment in full in cash or cash equivalents of such Designated Senior Indebtedness). Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days; provided that, subject to the limitation contained in the next sentence, the commencement of a Payment Blockage Period by the representatives for, or the holders of, Designated Senior Indebtedness other than under the Credit Agreement shall not bar the commencement of another Payment Blockage Period by the Bank Agent within such period of 360 consecutive days. Notwithstanding anything in the Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

               To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

               By reason of the subordination provisions described above, in the event of liquidation or insolvency, creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than Holders of the Notes.

Registration Rights

               Holders of New Notes are not entitled to any registration rights with respect to the New Notes. Holders of Old Notes are entitled to certain registration rights pursuant to the Registration Rights Agreement.
The Company has agreed with the Initial Purchaser pursuant to the terms of the Registration Rights Agreement, for the benefit of the Holders of the Old Notes, that the Company will use its reasonable best efforts, to file and cause to become effective a registration statement (the "Exchange Offer Registration Statement,") with respect to a registered offer to exchange the Old Notes for an issue of notes of the Company with terms identical to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions, registration rights or the additional interest provisions described below). Upon such registration statement being declared effective, the Company shall offer the New Notes in return for surrender of the Old Notes. The Exchange Offer shall remain open for not less than 20 business days after the date notice of the Exchange Offer is mailed to Holders of the Old Notes. For each Old Note surrendered to the Company under the Exchange Offer, the Holder will receive a New Note of the same series and of equal principal amount. The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement.

               In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, the Company shall use its best efforts to cause to become effective a shelf registration statement with respect to resales of the Notes (a "Shelf Registration Statement"). The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the second anniversary of the effective date thereof (or, if the Company is required to file such Shelf Registration Statement solely as a result of the opinion of counsel for the Placement Agent that a Registration Statement must be filed and a Prospectus must be delivered by the Placement Agent in connection with any offering or sale of Registrable Notes because such Registrable Notes represent an unsold allotment for the original offering thereof, until 180 days after the effective date of such Shelf Registration Statement) or such shorter period that will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

               In the event that the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to July 28, 1998, interest on the Old Notes (in addition to the accrual of original issue discount during the period ending February 1, 2003 and in addition to interest otherwise due on the Notes after such date) will accrue at the rate of .5% per annum of the Accreted Value on the preceding Semi-Annual Accrual Date from July 28, 1998 payable in cash semiannually on February 1 and August 1 of each year, commencing February 1, 1999, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective.

               If the Company affects the Exchange Offer, the Company will be entitled to close the Exchange Offer 20 business days after the commencement thereof, provided that it has accepted all Old Notes theretofore validly surrendered in accordance with the terms of the Exchange Offer. Old Notes not tendered in the Exchange Offer shall bear interest at the rate set forth on the cover page of the Offering Memorandum dated January 22, 1998 and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in the Offering Memorandum dated January 22, 1998 under "Transfer Restrictions."

               This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available from the Company upon request.

Certain Definitions

               Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the definition of any other capitalized term used herein for which no definition is provided.

               "12 1/4% Indenture" means the Indenture dated as of October 19, 1993, between PageMart, Inc., a Delaware corporation, and United States Trust Company of New York, a New York corporation, as Trustee relating to the 12 1/4% Notes, as amended from time to time.

               "15% Indenture" means the Indenture dated as of January 17, 1995, between the Company (f/k/a PageMart Nationwide Inc.) and United States Trust Company of New York, a New York corporation, as Trustee relating to the 15% Notes, as amended from time to time.

               "12 1/4% Notes" means the 12 1/4% Senior Discount Notes of PageMart, Inc. due 2003 issued pursuant to the 12 1/4% Indenture.

               "15% Notes" means the 15% Senior Discount Notes of the Company due 2005 issued pursuant to the 15% Indenture.

               "Accreted Value" is defined to mean, for any Specified Date, the amount calculated pursuant to (i), (ii), (iii) or (iv) for each $1,000 principal amount at maturity of Notes:

              (i) if the Specified Date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:


                Semi-Annual                     Accreted
                Accrual Date                      Value
                ------------                   ---------

          August 1, 1998..................     $  611.08
          February 1, 1999................     $  645.45
          August 1, 1999..................     $  681.76
          February 1, 2000................     $  720.11
          August 1, 2000..................     $  760.62
          February 1, 2001................     $  803.40
          August 1, 2001..................     $  848.59
          February 1, 2002................     $  896.32
          August 1, 2002..................     $  946.74
          February 1, 2003................     $1,000.00

             (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) $578.01 and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less $578.01 multiplied by (2) a fraction, the numerator of which is the number of days from the issue date of the Notes to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the issue date of the Notes to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

            (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

             (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

               "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

               "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period and (y) with respect to net losses, to the extent of the amount of Investments made by the Company or any Restricted Subsidiary in such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includible pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

               "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant.

               "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

               "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

               "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting Restricted Payments permitted to be made under the "Limitation on Restricted Payments" covenant or (c) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kinds described in clause (B) of the "Limitation on Asset Sales" covenant.

               "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

               "Bank Agent" shall mean BT Commercial Corporation, or its successor as agent for the lenders under the Credit Agreement.

               "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

               "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

               "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

               "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 30% and such ownership is greater than the amount of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders on such date of the total voting power of the Voting Stock of the Company on a fully diluted basis; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

               "Closing Date" means the date on which the Notes are originally issued under the Indenture.

               "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense,
(iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

               "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

               "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to (ii) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Company have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant described below (such four fiscal quarter period being the "Four Quarter Period"); provided that, in making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through and including the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

               "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial
Accounting Standards Board Statement of Financial Accounting Standards No. 52).

               "Credit Agreement" means the Credit Agreement dated as of May 11, 1995, as amended, by and among the Company (f/k/a PageMart Nationwide Inc.), the lenders named therein, BT Commercial Corporation, as Agent and Bankers Trust Company, as Issuing Bank, together with the related documents thereof (including without limitation any guarantees and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, renewed, extended, substituted, replaced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Company) all or any portion of the Indebtedness under such agreement or any successor agreement, with the same or different lenders as such agreement may be amended, renewed, extended, substituted, replaced, restated and otherwise modified from time to time.

               "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

               "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

               "Designated Senior Indebtedness" means the Indebtedness under the Credit Agreement and the 15% Notes and any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $25 million and that is specifically designated by the Company, in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

               "Existing Stockholders" means (i) The Morgan Stanley Leveraged Equity Fund II, L.P., Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P., Morgan Stanley Venture Capital Fund, L.P., Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital Fund II, C.V., Morgan Stanley Venture Investors, L.P., Accel Telecom L.P., Accel III L.P. and Accel Investors '89 L.P. and (ii) solely for purposes of determining whether any other person's ownership of Voting Stock exceeds the voting power of the Voting Stock held by the Existing Stockholders, First Plaza Group Trust, Pulsar Internacional, S.A. de C.V., John D. Beletic and Roger D. Linquist.

               "Fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that for purposes of clause (xi) of the second paragraph of the "Limitation on Indebtedness" covenant, (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Company exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm and set forth in their written opinion which shall be delivered to the Trustee.

               "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

               "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

               "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

               "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

               "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

               "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

               "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

               "Moody's" means Moody's Investors Service, Inc. and its successors.

               "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

               "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest (or original issue discount) pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest (or original issue discount) on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;
(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount at maturity to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

               "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; and (v) Investments received as consideration in Asset Sales to the extent permitted under the "Limitation on Asset Sales" covenant.

               "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

               "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

               "Senior Indebtedness" means the following obligations of the Company, whether outstanding on the Closing Date or thereafter Incurred: (i) all Indebtedness and all other monetary obligations (including expenses, indemnities, fees and other monetary obligations) of the Company under the Credit Agreement, any Interest Rate Agreement or Currency Agreement relating to Indebtedness under the Credit Agreement, the 12 1/4% Notes, the 15% Notes and the Vendor Financing Arrangement and (ii) all Indebtedness and all other monetary obligations of the Company (other than the Notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Notes; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company that, when Incurred, was without recourse to the Company, (b) any Indebtedness of the Company to a Subsidiary of the Company, or to a joint venture in which the Company has an interest,
(c) any Indebtedness of the Company, to the extent not permitted by the "Limitation on Indebtedness" covenant or the "Limitation on Senior Subordinated Indebtedness" covenant described below (but as to any such Indebtedness under the Credit Agreement, no such violation shall be deemed to exist for purposes of this clause (c) if the Bank Agent shall have received an Officers' Certificate to the effect that the issuance of such Indebtedness does not violate such covenant), (d) any Indebtedness to any employee of the Company or any of its respective Subsidiaries, (e) any liability for taxes owed or owing by the Company or (f) any Trade Payables. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company and its respective Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under bankruptcy law.

               "Senior Subordinated Obligations" means any principal of, premium, if any, or interest (including, without limitation, any additional interest payable by reason of the Company's failure to consummate an exchange offer to cause a shelf registration to become effective) on the Notes payable pursuant to the terms of the Notes or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal, premium, if any, or interest on the Notes.

               "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

               "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the Notes first become due and payable after an Event of Default.

               "S&P" means Standard & Poor's Ratings Services and its successors.

               "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

               "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

               "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

               "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

               "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

               "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

               "Vendor Financing Arrangement" means the Financing and Security Agreement between Glenayre Electronics, Inc. and the Company dated March 21, 1997, as amended from time to time.

               "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

               "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Covenants

               Limitation on Indebtedness

               (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Closing Date); provided that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than (x) 7:1, for Indebtedness Incurred on or prior to December 31, 2000 or (y) 6:1, for Indebtedness Incurred thereafter.

               Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness of the Company outstanding at any time in an aggregate principal amount not to exceed the greater of (x) $150 million and
(y) an amount equal to 4.5 times the Company's Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Company have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant, in each case less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below; (ii) Indebtedness owed (A) to the Company evidenced by a promissory note or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause
(i), (ii), (iv), (vii), (ix) or (xi) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness under letters of credit and bankers' acceptances issued in the ordinary course of business; (vi) Acquired Indebtedness;
provided that, with respect to this clause (vi), after giving effect to the Incurrence thereof, the Company's Consolidated Leverage Ratio is not more than it was immediately prior to the Incurrence of such Acquired Indebtedness;
(vii) Indebtedness, in an amount not to exceed $2 million at any one time outstanding, Incurred by the Company in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or any Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, termination of employment or pursuant to any agreement under which such shares of stock or related rights were issued; provided that (A) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Notes, (B) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by the Company at any time prior to the Stated Maturity of the Notes and (C) the scheduled maturity of all principal of such Indebtedness is beyond the Stated Maturity of the Notes; (viii) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described below under "Defeasance"; (ix) Guarantees of the Notes and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described below; (x) Indebtedness Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) of equipment, inventory or network assets (including under any Capitalized Lease and the cost of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets of such Person at the time it becomes a Restricted Subsidiary) to be acquired by the Company or a Restricted Subsidiary after the Closing Date; (xi) Indebtedness of the Company not to exceed, at any time outstanding, two times the sum of (A) the Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of the Company, to the extent such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), (iv) or (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (B) 80% of the fair market value of property (other than cash and cash equivalents) received by the Company after the Closing Date from the sale of its Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of the Company, to the extent such sale of Capital Stock has not been used pursuant to clause (iii), (iv) or
(vii) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes; and (xii) Guarantees of Indebtedness, in an aggregate principal amount not to exceed $10 million, of any Person the primary business of which is located outside the United States and is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries.

               (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

               (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

               Limitation on Senior Subordinated Indebtedness

               The Company shall not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Company that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

               Limitation on Liens

               The Company shall not Incur any Indebtedness secured by a Lien ("Secured Indebtedness") which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the Notes, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

               Limitation on Restricted Payments

               The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant plus (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Redeemable Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (xi) of the second paragraph under the "Limitation on Indebtedness" covenant plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

               The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of the "Limitation on Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted
Subsidiary (or options, warrants or other rights to acquire such Capital
Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);
(iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Redeemable Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; (vi) Investments in any Person the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investments; provided that the aggregate amount of Investments made pursuant to this clause
(vi) does not exceed the sum of (x) $15 million plus (y) the amount of Net
Cash Proceeds received by the Company after the Closing Date from the sale of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (xi) under the "Limitation on Indebtedness" covenant or to make Restricted Payments pursuant to clause
(C)(2) of the first paragraph, or clauses (iii) or (iv) of this paragraph, of this "Limitation on Restricted Payments" covenant, plus (z) the net reduction in Investments made pursuant to this clause (vi) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated
Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), provided that the net reduction in any Investment shall not exceed the amount of such Investment; (vii) Investments acquired in exchange for Capital Stock (other than Redeemable Stock) of the Company; (viii) the declaration or payment of dividends on the Common Stock of the Company following a Public Equity
Offering of such Common Stock, of up to 6% per annum of the Net Cash Proceeds received by the Company in such Public Equity Offering; (ix) repurchases of Warrants pursuant to a Repurchase Offer; (x) any purchase of any fractional share of Common Stock of the Company in connection with an exercise of the Warrants; (xi) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or any Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, termination of employment or pursuant to any agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or related rights after the Closing Date does not exceed an aggregate amount of $5 million; (xii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or any Restricted Subsidiary to the extent necessary, in the judgment of the Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any of its Restricted Subsidiaries from any governmental agency; (xiii) Investments in any Person the primary business of which is located outside the United States and is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investments, provided that the aggregate amount of Investments pursuant to this clause (xiii) does not exceed
(x) $10 million plus (y) the net reduction in Investments made pursuant to this clause (xiii) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), provided that the net reduction in any Investment shall not exceed the amount of such Investment; or (xiv)
Investments in the form of Guarantees Incurred under clause (xii) of the second paragraph of the "Limitation on Indebtedness" covenant; provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

               Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an Investment referred to in clause (vi) or (vii) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause
(C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

               Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

               The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

               The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Credit Agreement, the Vendor Financing Arrangement, the 15% Indenture, the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

               Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

               The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or (iv) issuances and sales of Common Stock, if the Net Cash Proceeds from such issuance or sale are applied, to the extent required to be applied, pursuant to the "Limitation on Asset Sales" covenant described below.

               Limitation on Issuances of Guarantees by Restricted Subsidiaries

               The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

               Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

               Limitation on Transactions with Shareholders and Affiliates

               The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

               The foregoing limitation does not limit, and shall not apply to
(i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) the payment of amounts to Morgan Stanley & Co. Incorporated or its Affiliates pursuant to underwriting or placement agreements; (vi) any loans or advances to officers or employees of the Company or any Restricted Subsidiary in the ordinary course of business; (vii) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant (including any Permitted Investment); (viii) the sale, lease, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock or assets of any Unrestricted Subsidiary having a fair market value of less than $5 million as determined by the Board of Director; or (ix) any transactions solely between shareholders of the Company (including amendments to any shareholder agreement to which the Company is a party); provided that the Company is not affected in any material way by any such transaction.

               Limitation on Asset Sales

               The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of the Company or such Restricted Subsidiary provided that the Company and its Restricted Subsidiaries are irrevocably released from all liability with respect to such Indebtedness. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission pursuant to the "Commission Reports and Reports to Holders" covenant), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Company, or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board of Resolution) and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

               If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate Accreted Value of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the Accreted Value of the Notes on the relevant Payment Date, plus, in each case, accrued interest (if any) to the Payment Date.

Repurchase of Notes Upon a Change of Control

               The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the Accreted Value thereof on the relevant Payment Date, plus accrued interest (if any) to the Payment Date.

               There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time). The above covenant requiring the Company to repurchase the Notes will, unless consents are obtained, require the Company to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

Commission Reports and Reports to Holders

               Whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

Events of Default

               The following events will be defined as "Events of Default" in the Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; whether or not such payment is prohibited by the provisions described above under "--Ranking"; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions described above under "--Ranking"; (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause
(a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;
(f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant
Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

      If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration (the "Acceleration Notice"), such Accreted Value of, premium, if any, and accrued interest shall be immediately due and payable; provided, however, that if there are any amounts outstanding under the Credit Agreement, such declaration shall not become effective until the earlier of (i) an acceleration of the Indebtedness under the Credit Agreement and (ii) 5 Business Days after receipt by the Company and the Bank Agent of such Acceleration Notice. In the event of a declaration of acceleration because an Event of Default set forth in clause
(e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(g) or (h) above occurs with respect to the Company, the Accreted Value of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the Accreted Value of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

               The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the Accreted Value of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

               The Indenture will require certain officers of the Company to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indenture and that the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Consolidation, Merger and Sale of Assets

               The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, (A) the Company or any Person becoming the successor obligor of the Notes, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or (B) the Company or any Person becoming the successor obligor of the Notes, as the case may be, shall have a Consolidated Leverage Ratio no more than the greater of (I) 7:1, on or prior to December 31, 2000, or 6:1, thereafter and (II) the Consolidated Leverage Ratio of the Company immediately prior to such transaction; provided that this clause (iii) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Redeemable Stock) in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (iii) above does not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Defeasance

               Defeasance and Discharge. The Indenture will provide that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,
(C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, (D) the Company is not prohibited from making payments in respect of the Notes by the provisions described under "--Ranking" and (E) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

               Defeasance of Certain Covenants and Certain Events of Default. The Indenture further will provide that the provisions of the Indenture will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets," clause (d) under "Events of Default" with respect to such other covenants and clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (B)(ii), (C), (D) and (E) of the preceding paragraph and the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

               Defeasance and Certain Other Events of Default. In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

Modification and Waiver

               Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the Accreted Value or principal amount of, or premium, if any, or interest on, any Note,
(iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note, (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes, (vii) modify the subordination provisions in a manner adverse to the Holders or
(viii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

               The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

Concerning the Trustee

               The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers invested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

               The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.


                             PLAN OF DISTRIBUTION

               Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

              The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker- dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

               For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

               The Company has not entered into any arrangements or understandings with any person to distribute the New Notes to be received in the Exchange Offer.


                             ERISA CONSIDERATIONS

               A fiduciary of a pension, profit-sharing, retirement, or other employee benefit plan ("Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of such Plan's assets in the Notes. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA.

               In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Internal Revenue Code of 1986, as amended, prohibit a wide range of transactions involving the assets of a Plan or a plan subject to
Section 4975 of the Code (hereinafter a Plan and such plans are collectively referred to as an "ERISA Plan") and persons who have certain specified relationships to the ERISA Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code). A prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code could arise if the Company were, or were to become, a party in interest or a disqualified person with respect to an ERISA Plan purchasing the Notes. Certain exemptions from the prohibited transaction rules could be applicable to the purchase of the Notes by an ERISA Plan depending on the type and circumstances of the fiduciary of the ERISA Plan making the decision to acquire the Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by a qualified professional asset manager. Thus, a fiduciary of an ERISA Plan considering an investment in the Notes also should consider whether the acquisition or the continued holding of the Notes might constitute or give rise to a non-exempt prohibited transaction. No ERISA Plan with respect to which the Company is a party in interest or a disqualified person may purchase the Notes, unless a statutory or administrative exemption is available.

               Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such Plans may be invested in the Notes without regard to the ERISA considerations described above. The investment in the Notes by such employee benefit plans may, however, be subject to other applicable federal and state laws, which should be carefully considered by such employee benefit plans before investing in the Notes.

               The Department of Labor (the "DOL") has issued final regulations (the "Regulations") as to what constitutes assets of an employee benefit plan under ERISA. Under the Regulations, if an ERISA Plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the ERISA Plan's assets would include, for purposes of the fiduciary responsibility provisions of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless one of certain specified exceptions applies. One such exception is the "operating company" exception. An entity will qualify as an "operating company" if it is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. The Company has determined that it qualifies as an "operating company" within the meaning of the Regulations. Accordingly, the Company believes that an investment by an ERISA Plan in the Notes should not cause any of the underlying assets of the Company to be "plan assets" within the meaning of the Regulations.

               The Regulations define an "equity interest" as "any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features." The Company believes that the Notes should be treated as indebtedness under New York law, which the Company believes is the "applicable local law" for purposes of the Regulations. In the preamble to the Regulations, the DOL has stated that "whether any particular investment has substantial equity features is an inherently factual question that must be resolved on a case by case basis" and that in making such determination "it would be appropriate . . . to take into account whether the equity features of an instrument are such that a plan's investment in the instrument would be a practical vehicle for the indirect provision of investment management services." The Company does not believe that the Notes constitute an "equity interest" in the Company for purposes of the Regulations. Even if the Notes were so characterized, however, the Company believes, based upon its determination that the Company qualifies as an "operating company" within the meaning of the Regulations, that an investment by an ERISA Plan in the Notes should not cause any of the underlying assets of the Company to be "plan assets" within the meaning of the Regulations.

               Every investor considering the acquisition of the Notes should consult with its counsel with respect to the potential applicability of ERISA and Section 4975 of the Code to such investment.


               CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

               The following is a summary of certain United States federal tax consequences of the exchange of the Old Notes for the New Notes and the ownership and disposition of the Notes. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein, possibly with retroactive effect. This summary discusses only Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities, holders who hold the Notes as part of a straddle or a hedging or conversion transaction or persons who have ceased to be United States citizens or to be taxed as resident aliens. Persons considering the purchase of Notes should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

               As used herein, the term "U.S. Holder" means a beneficial owner of a Note that for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) a trust or estate the income of which is subject to United States federal income taxation regardless of its source.

               As used herein, the term "U.S. Alien Holder" means an owner of a Note that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

Tax Consequences of the Exchange of Old Notes for New Notes

               There will be no federal income tax consequences to Holders exchanging Old Notes for New Notes pursuant to the Exchange Offer. For federal income tax purposes, the New Notes will be considered a continuation of the Old Notes and the exchange of Old Notes for New Notes hereunder will not alter the federal income tax consequences, including the accrual of original issue discount ("OID") on the Old Notes, as described below, of owning the Notes to Holders. A Holder will have the same adjusted basis and holding period in the New Note as it had in the Old Note immediately before the exchange. Accordingly, the discussion below relating to Notes is equally applicable to the Old Notes and the New Notes.

U.S. Holders

               Original Issue Discount ("OID")

               The excess of a Note's "stated redemption price at maturity" over its "issue price" will generally constitute OID for federal income tax purposes. The stated redemption price at maturity of a Note will equal the sum of all cash payments (whether denominated as principal or interest) other than payments of "qualified stated interest" (defined generally as stated interest that is unconditionally payable in cash or in property (other than the debt instruments of the issuer), at least annually at a single fixed rate that appropriately takes into account the length of intervals between payments) payable on the Notes. The issue price of a Note is equal to the first price to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) at which a substantial amount of the Old Notes is sold for money even if part of the issue is subsequently sold at a different price. Because interest on the Notes is not payable until August 1, 2003, the stated interest on the Notes will not be treated as qualified stated interest but will be added to the stated redemption price at maturity of the Notes. In addition, the Notes will be issued at a price that is less than their stated redemption price at maturity. As a result, the Notes will be treated as having been issued with original issue discount equal to the excess of their stated redemption price (payments of stated interest and principal) over their issue price. Regardless of their method of accounting, U.S. Holders of the Notes will be required to include an amount equal to the sum of "daily portions" of such OID attributable to each day during the taxable year on which the U.S. Holder holds the Note in income for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. Under this method, U.S. Holders of the Notes generally will be required to include in income increasingly greater amounts of OID in successive accrual periods. Payments of stated interest on a Note will not be separately included in income, but rather will be treated first as payments of previously accrued OID and then as payments of principal and consequently will reduce a U.S. Holder's basis in a Note, as described below under "Sale, Exchange or Retirement of the Notes."

               The Company does not intend to treat the possibility of an optional redemption or repurchase of the Notes as giving rise to any additional accrual of OID or recognition of ordinary income upon redemption, sale or exchange of a Note. U.S. Holders may wish to consider that United States Treasury Regulations regarding the treatment of certain contingencies were recently issued and may wish to consult their tax advisers in this regard.

               Market Discount and Premium

               If a U.S. Holder purchased a Note for an amount that was less than its "adjusted issue price", the amount of the difference would be treated as "market discount" for federal income tax purposes, unless such difference was less than a specified de minimis amount. The adjusted issue price of a
Note is defined as the sum of the issue price of the Note and the aggregate amount of previously accrued OID, less any prior principal and interest payments on the Note.

               Under the market discount rules of the Code, a U.S. Holder will be required to treat any prior payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income (pursuant to an election by the U.S. Holder to include such market discount in income as it accrues) and is treated as having accrued on such Note at the time of such payment or disposition. If such Note is disposed of in a nontaxable transaction (other than as provided in Code Sections 1276(c) and (d)), accrued market discount will be includible as ordinary income to the U.S. Holder as if such Holder had sold the Note at its then fair market value. In addition, the U.S. Holder may be required to defer, until the maturity of the Note or its earlier disposition (including a nontaxable transaction other than as provided in Code Sections 1276(c) and (d)), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such Note.

               A U.S. Holder who purchased a Note for an amount that was greater than its adjusted issue price but less than its stated redemption price at maturity would be considered to have purchased such Note at an "acquisition premium." Under the acquisition premium rules of the Code and the regulations thereunder, unless such Holder makes the election described under "Election to Treat all Interest as Original Issue Discount" below, the amount of OID which such Holder must include in its gross income with respect to such Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

               Election to Treat All Interest as Original Issue Discount

               A U.S. Holder may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading "Original Issue Discount", with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

               In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing U.S. Holder's adjusted basis in the Note immediately after its acquisition and the issue date of the Note will be the date of its acquisition by the electing U.S. Holder. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the Internal Revenue Service.

               If the election to apply the constant-yield method to all interest on a Note is made with respect to a Note with market discount, the electing U.S. Holder will be treated as having made the election discussed above under "Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. Holder.

               Applicable High Yield Discount Obligations

               The Notes are "applicable high yield discount obligations" ("AHYDOs"), as defined in the Code, because the yield to maturity of such Notes exceeds the "applicable federal rate" (the "AFR") in effect at the time of their issuance plus five percentage points. Under the rules applicable to AHYDOs, a portion of the OID that accrues on the Notes will not be deductible by the Company at any time. The non-deductible portion of the OID will be an amount that bears the same ratio to such OID as (i) the excess of the yield to maturity of the Notes over the AFR plus six percentage points bears to (ii) the yield to maturity of the Notes. To the extent that the non-deductible portion of OID would have been treated as a dividend if it had been distributed with respect to the Company's stock, it will be treated as a dividend to holders of the Notes for purposes of the rules relating to the dividends received deduction for corporate holders. Any remaining OID on the Notes will not be deductible by the Company until such OID is paid.

               Sale, Exchange or Retirement of the Notes

               Upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note will generally equal the issue price of such Note, increased by the amount of any market discount and OID previously included in income by such U.S. Holder with respect to such Note and reduced by any principal and stated interest payments received by the U.S. Holder. Except as otherwise described under "Market Discount and Premium" above, gain or loss realized on the sale, exchange or retirement of a Note will be capital gain or loss. The Taxpayer Relief Act of 1997 includes substantial changes to the federal taxation of capital gains recognized by certain noncorporate taxpayers, such as individuals, including a 20% maximum tax rate for certain gains from the sale of capital assets held for more than 18 months. The deduction of capital losses is subject to certain limitations. Prospective investors should consult their tax advisors regarding the treatment of capital gains and losses.

               Backup Withholding and Information Reporting

               Certain noncorporate U.S. Holders may be subject to backup withholding at a rate of 31% on payments of principal and interest (including
OID) on, and the proceeds of a disposition of, a Note. Backup withholding will apply only if the U.S. Holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, in the case of an individual, would be his or her Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service ("IRS") that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding. Under newly issued Treasury regulations, in the case of interest paid after December 31, 1998, a U.S. Holder generally will be subject to backup withholding at a 31% rate unless certain IRS certification procedures are complied with, directly or through an intermediary. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

               The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

               The Company will furnish annually to the IRS and to record holders of the Notes (other than with respect to certain exempt holders) information relating to the stated interest and the OID accruing during the calender year. Such information will be based on the amount of OID that would have accrued to a U.S. Holder who acquired the Old Note on original issue.

U.S. Alien Holders

               Under present United States federal law, and subject to the discussion below concerning backup withholding,

         (a) payments of principal, interest (including OID or market discount, if any) and premium on the Notes by the Company or its paying agent to any U.S. Alien Holder will not be subject to 30% United States federal withholding tax, provided that, in the case of interest, (i) such Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (ii) the certification set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below,

         (b) a U.S. Alien Holder of a Note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such Note, unless (i) such Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met, or (ii) such gain is effectively connected with the conduct by such Holder of a trade or business in the United States and

         (c) under Code Section 2105(b) with respect to United States federal estate tax law, a Note held by an individual who is not a citizen or resident of the United States at the time of his death generally will not be subject to United States federal estate tax as a result of such individual's death, provided that the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and, at the time of such individual's death, payments with respect to such Note would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

               The certification required referred to in paragraph (a)(ii) will be fulfilled if the beneficial owner of a Note certifies on IRS Form W-8, under penalties of perjury, that it is not a U.S. person and provides its name and address, and (i) such beneficial owner files such Form W-8 with the withholding agent or (ii), in the case of a Note held by securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business holding the Note on behalf of the beneficial owner, such financial institution files with the withholding agent a statement that it has received the Form W-8 from the Holder and furnishes the withholding agent with a copy thereof. With respect to Notes held by a foreign partnership, under current law, the Form W-8 may be provided by the foreign partnership. However, for interest (including OID) and disposition proceeds paid with respect to a Note after December 31, 1998, unless the foreign partnership has entered into an withholding agreement with the IRS, a foreign partnership will be required, in addition to providing an intermediary Form W-8, to attach an appropriate certification by each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

               If a U.S. Alien Holder of a Note is engaged in a trade or business in the United States, and if interest (including OID or market discount) on the Note (or gain realized on its sale or disposition) is effectively connected with the conduct of such trade or business, the U.S. Alien Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on such effectively connected income in the same manner as if it were a U.S. Holder. See "U.S. Holders" above. In lieu of the certificate described in the preceding paragraph, such a Holder will be required to provide to the withholding agent a properly executed IRS Form 4224 (or, after December 31, 1998, a Form W-8) to claim an exemption from withholding tax. In addition, if such U.S. Alien Holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including OID or market discount) on and any gain recognized on the sale, exchange or other disposition of a Note will be included in the effectively connected earnings and profits of such U.S. Alien Holder if such interest or gain, as the case may be, is effectively connected with the conduct by the U.S. Alien Holder of a trade or business in the United States.

               Backup Withholding and Information Reporting

               Under current United States federal income tax law, backup withholding tax of 31% will not apply to payments by the Company on a Note if the certifications required by Sections 871(h) and 881(c) are received, provided in each case that the Company or its paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

               Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or (in the case of payments made after December 31, 1998) a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

               U.S. Alien Holders of Notes should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a U.S. Alien Holder under the backup withholding rules will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the IRS.


                                 LEGAL MATTERS

               The legality of the New Notes offered hereby will be passed upon for the Company by Davis Polk & Wardwell, New York, New York. Davis Polk & Wardwell has performed, and will continue to perform, legal services for MSVCF, MSLEF II and MSCP III, companies controlled by MSLEF II, MSCP III and MSDWD and acted as counsel to MSLEF II and MSCP III in connection with its investments in the Company.


                                    EXPERTS

               The Consolidated Financial Statements of the Company as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus from the Company's Current Report on Form 10-K, filed February 20, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.






                                   PageMart
                                Wireless, Inc.



PROSPECTUS
                            PageMart Wireless, Inc.
         11 1/4% Senior Subordinated Discount Exchange Notes Due 2008

There will not be any payment of interest on the Notes prior to August 1, 2003. From and after February 1, 2003, the Notes will bear interest, which will be payable in cash at a rate of 11 1/4% per annum on each February 1 and August 1, commencing August 1, 2003. At any time on or after February 1, 2003, the Notes may be redeemed at the option of PageMart Wireless, Inc. (the "Company"), in whole or in part, at 105.625% of their principal amount at maturity, plus accrued and unpaid interest, declining to 100% of their principal amount at maturity plus accrued interest on or after February 1, 2006. See "Description of Notes."

The Notes are senior subordinated indebtedness of the Company, ranking subordinated in right of payment to all Senior Indebtedness (as defined herein) of the Company, including the 15% Notes and indebtedness under the Revolving Credit Agreement and Vendor Financing Arrangement (each as defined herein). After giving effect to the Refinancing (as defined herein) at December 31, 1997, the Company would have had $169.4 million of Senior Indebtedness.




See "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT
       SHOULD BE CONSIDERED IN CONNECTION WITH THE OFFERING AND AN
                     INVESTMENT IN THE NOTES.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



This Prospectus is to be used by Morgan Stanley & Co. Incorporated ("Morgan Stanley"), in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley may act as principal or as agent in such transactions. The Company will receive no portion of the proceeds of the sales of such Notes and will bear the expenses incident to the registration thereof. If Morgan Stanley conducts any market-making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales in the Notes because of the equity ownership of the Company by The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II"), Morgan Stanley Capital Partners, III, L.P. ("MSCP III"), Morgan Stanley Venture Capital Fund, L.P. ("MSVCF") and certain other investment partnerships, all of which are affiliates of Morgan Stanley. As of January 31, 1998, these investment partnerships own in the aggregate approximately 50.8% of the outstanding common stock of the Company and 48.5% of the outstanding voting common stock of the Company. For as long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley to make a market in the Notes may, in part, be dependent on the ability of the Company to maintain a current market-making prospectus.



April 17, 1998


THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS REGARDING THE COMPANY'S EXPECTED FINANCIAL POSITION, BUSINESS AND FINANCING PLANS, INCLUDING THE COMPANY'S
PLANS AND STRATEGY FOR ITS ADVANCED MESSAGING BUSINESS AND RELATED FINANCING, ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY, ITS SUBSIDIARIES OR PERSONS ACTING ON THE COMPANY'S BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

This prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Kelly Prentiss, PageMart Wireless, Inc., 3333 Lee Parkway, Suite 100, Dallas, TX 75219, (214) 765-3874.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION STATEMENT OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Available Information........................................................3
Incorporation of Certain Documents...........................................3
Summary......................................................................5
Risk Factors.................................................................7
Use of Proceeds.............................................................14
Selected Historical Financial and Operating Data............................15
Description of the Notes....................................................17
Plan of Distribution........................................................42
ERISA Considerations........................................................42
Legal Matters...............................................................44
Experts.....................................................................44


                             AVAILABLE INFORMATION

               The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information contained in the Registration Statement and the exhibits and the schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and the schedules filed as a part thereof, which may be inspected at the public reference facilities of the Commission, at the addresses set forth below.

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. The Indenture under which the Notes were issued and under which the Notes will be issued (the "Indenture") requires the Company to provide to holders of the Notes annual reports that include audited annual consolidated financial statements and an opinion thereon expressed by independent public accountants and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year. The Registration Statement, as well as such reports and other information filed with the Commission can be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission's Public Reference Section at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, NY 10048. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.


                      INCORPORATION OF CERTAIN DOCUMENTS

               The following documents or portions of document filed by the Company (File No. 0-28196) with the Commission are incorporated herein by reference: Annual Report on Form 10-K for the fiscal year ended December 31, 1997, including any amendments or reports filed for the purpose of updating such description.

               All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 1997, prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests for copies should be directed to Kelly Prentiss, PageMart Wireless, Inc., at the Company's executive offices located at 3333 Lee Parkway, Suite 100, Dallas, TX 75219, (214) 765-3874.


                                    SUMMARY

               The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, included and incorporated by reference in this Prospectus. Unless the context otherwise requires, references herein to the "Company" or "PageMart Wireless" refer to PageMart Wireless, Inc. and its subsidiaries.


                                  THE COMPANY

               The Company is one of the fastest growing providers of wireless messaging services in the United States. The Company has grown to become the sixth largest paging carrier in the United States, based on 2,530,737 subscribers at December 31, 1997. The Company's number of subscribers has increased at annual growth rates of 60%, 50% and 36% in 1995, 1996 and 1997, respectively. The Company has made no acquisitions, and all subscriber growth has been internally generated.

               The Company offers local, multi-city, statewide, regional and nationwide paging and other one-way wireless services in all 50 states, covering 90% of the population of the United States. The Company also provides paging services to the countries that are parties to the North American Free Trade Agreement ("NAFTA") and beyond, including Canada, Puerto Rico, the U.S. Virgin Islands and the Bahamas. In October 1997, the Company expanded services into Mexico through its network affiliation with Buscatel, a subsidiary of Telefonos de Mexico ("TelMex"), Mexico's largest telecommunications company, and into Panama and El Salvador through network affiliation agreements with leading telecommunications companies in those countries. In January 1998, the company expanded services into Guatemala and Costa Rica, and expects to launch services in Nicaragua and Honduras in the first half of 1998.


                       SUMMARY DESCRIPTION OF THE NOTES

               The Notes have been registered under the Securities Act and, therefore, the Notes will not be subject to certain transfer restrictions, registration rights and will not contain certain provisions providing for an increase in the interest rate under certain circumstances relating to the Registration Rights Agreement.

Notes Offered.......................   Up to $432,000,000 aggregate principal
                                       amount at maturity of 11 1/4% Senior
                                       Subordinated Discount Exchange Notes
                                       due 2008.

Maturity............................   February 1, 2008

Yield and Interest..................   The Notes are being sold at a
                                       substantial discount from their
                                       principal amount at maturity. From and
                                       after February 1, 2003, the Notes will
                                       bear interest, which will be payable in
                                       cash, at a rate of 11  1/4% per annum
                                       on each February 1 and August 1,
                                       commencing August 1, 2003.

Optional Redemption.................   The Notes may be redeemed at any time
                                       on or after February 1, 2003, at the
                                       option of the Company, in whole or in
                                       part, at 105.625% of their principal
                                       amount at maturity, plus accrued and
                                       unpaid interest, declining to 100% of
                                       their principal amount at maturity plus
                                       accrued interest on and after February
                                       1, 2006.

Ranking.............................   The Notes are senior subordinated
                                       indebtedness of the Company, ranking
                                       subordinated in right of payment to all
                                       Senior Indebtedness, including the 15%
                                       Notes and indebtedness under the
                                       Revolving Credit Agreement and the
                                       Vendor Financing Arrangement (each as
                                       defined herein). After giving pro forma
                                       effect to the Refinancing, at December
                                       31, 1997, the Company would have had
                                       $419.1 million of indebtedness,
                                       including $169.4 million of Senior
                                       Indebtedness. The Notes will be
                                       effectively subordinated to existing
                                       and future liabilities of the Company's
                                       subsidiaries, including trade payables.
                                       See "Risk Factors--High Leverage;
                                       Deficiency of Earnings to Cover Fixed
                                       Charges; Restrictive Covenants" and
                                       "--Subordination of the Notes."

Covenants...........................   The indenture pursuant to which the
                                       Notes will be issued (the "Indenture")
                                       contains certain covenants that, among
                                       other things, limit the ability of the
                                       Company and its subsidiaries to incur
                                       indebtedness, pay dividends, prepay
                                       subordinated indebtedness, repurchase
                                       capital stock, engage in transactions
                                       with stockholders and affiliates,
                                       create liens, sell assets and engage in
                                       mergers and consolidations. See
                                       "Description of the Notes--Covenants."

Change of Control...................   Upon a Change of Control (as defined
                                       herein), the Company will be required
                                       to make an offer to purchase the Notes
                                       at a purchase price equal to 101% of
                                       their Accreted Value on the date of
                                       purchase plus accrued interest, if any.
                                       See "Description of the
                                       Notes--Repurchase of Notes upon a
                                       Change of Control." There can be no
                                       assurance that the Company will have
                                       sufficient funds available at the time
                                       of a Change of Control to make any
                                       required debt repayment (including
                                       repurchases of the Notes).


                                         RISK FACTORS

               See "Risk Factors" beginning after the Summary for a discussion of certain factors relating to an investment in the Notes.


                                 RISK FACTORS

               Prior to making an investment decision, prospective investors should carefully consider, along with the other matters referred to in this Prospectus, the specific factors set forth below. The Company cautions readers that any forward-looking statements contained in this Prospectus or made by management of the Company involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results, and could cause actual results to differ materially from those expressed in any such forward-looking statements--economic conditions generally in the United States and consumer confidence; the ability of the Company to manage its high debt levels; the impact of technological change in the telecommunications industry; the future cost of network infrastructure and subscriber equipment; the impact of competition and pricing of paging and wireless services; changes in regulation by the Federal Communications Commission ("FCC") and various state regulatory agencies; and the ability of the Company to obtain financing to construct, operate and market the transmission network for advanced messaging services.

History of Operating Losses

               The Company has sustained losses from operating activities in each year of operations since its organization in 1989, including an operating loss of $2.6 million for the year ended December 31, 1997 and an aggregate of $38.5 million of operating losses for the three-year period ended December 31, 1997. The Company expects to continue to incur operating losses for the next several years. In addition, management anticipates that the Company's average monthly revenue per unit ("ARPU") will decline in the foreseeable future principally due to a higher mix of subscribers added through private brand strategic alliance programs, which yield lower ARPU. In recent periods the Company's ARPU has been declining and its selling expenses per subscriber have been increasing. Although the Company had positive earnings before interest, taxes, depreciation and amortization ("EBITDA") of $8.6 million for the year ended December 31, 1996 and $27.3 million for the year ended December 31, 1997, prior to 1996 the Company had negative EBITDA in each year of its operations. EBITDA is not derived pursuant to generally accepted accounting principles ("GAAP") and therefore should not be construed as an alternative to operating income, as an alternative to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company's operating losses and negative EBITDA resulted principally from expenditures associated with the establishment of the Company's one-way operations infrastructure and the growth of its subscriber base. Although the Company expects that its one-way operations will continue to generate positive EBITDA, as the Company begins development and implementation of advanced messaging services, the Company will incur substantial additional operating losses and negative EBITDA during the start-up phase for advanced messaging services. Any positive cash flow from the Company's one-way operations will be used primarily to fund the Company's advanced messaging operations for the next several years. There can be no assurance that the Company's consolidated operations will become profitable or continue to have positive EBITDA or that its one-way operations will continue to generate positive EBITDA. If the Company cannot achieve operating profitability or continue to generate positive EBITDA, it may not be able to make required debt service payments, including payment on the Notes. See "Selected Historical Financial and Operating Data."

High Leverage; Deficiency of Earnings to Cover Fixed Charges; Restrictive Covenants

               The Company is highly leveraged, primarily as a result of debt financing incurred to fund the construction of the Company's nationwide operations infrastructure, the growth of its subscriber base and to finance the acquisition of the Narrowband Personal Communications Services ("NPCS") licenses it acquired in the FCC NPCS auctions. At December 31, 1997, the Company's long-term debt was $289.3 million and its stockholders' deficit was $32.4 million. In addition, the accretion of original issue discount on the Company's outstanding indebtedness will cause a substantial increase in indebtedness. The Company's deficiency of earnings before fixed charges to cover fixed charges for each of the three years ended December 31, 1995, 1996 and 1997, was $53.1 million, $48.6 million and $43.9 million, respectively. See "Selected Historical Financial and Operating Data." On a pro forma basis after giving effect to the Refinancing, the Company's deficiency of earnings before fixed charges to cover fixed charges would have been $64.7 million and $58.3 million for the year ended December 31, 1996 and 1997, respectively.

               The Indenture and the 15% Indenture (as defined herein) contain certain restrictive covenants. Such restrictions affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness, make prepayments of certain indebtedness, make investments, engage in transactions with affiliates, issue capital stock of restricted subsidiaries, create liens, sell assets and engage in mergers and consolidations. The limitations in the Indenture and the 15% Indenture are subject to a number of important qualifications and exceptions. In particular, while the Indenture and 15% Indenture will generally restrict the Company's ability to incur indebtedness by requiring compliance with specified leverage ratios, they will permit the Company to incur an unlimited amount of additional indebtedness to finance the acquisition of equipment, inventory and network assets. However, the 15% Indenture will prohibit the Company from securing more than $175 million of indebtedness (other than intercompany indebtedness). See "Description of the Notes--Covenants."

Subordination of the Notes

               The Notes will be unsecured, general obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including indebtedness under the 15% Notes, the Revolving Credit Agreement and the Vendor Financing Arrangement. In May 1995, the Company entered into a four year Revolving Credit Agreement with BT Commercial Corporation, as Agent, and Bankers Trust Company, as Issuing Bank, which provides for a $50 million revolving line of credit (the "Revolving Credit Agreement"). In March 1997, the Company entered into a vendor financing arrangement with an infrastructure vendor (the "Vendor Financing Arrangement"), providing for the financing of one-way or advanced messaging services infrastructure equipment over a period of 60 months up to a maximum aggregate amount of $30 million. At December 31, 1997, on a pro forma basis after giving effect to the Refinancing, the Company would have had approximately $169.4 million of Senior Indebtedness (consisting of borrowings under the Vendor Financing Arrangement and the 15% Notes) and the Company would have had an aggregate of $54.7 million of additional availability under the Revolving Credit Agreement and the Vendor Financing Arrangement. In the event of the bankruptcy, liquidation or reorganization of the Company, the assets of the Company would be available to pay obligations on the Notes only after all Senior Indebtedness of the Company has been repaid in full. As a result, sufficient assets may not exist to pay amounts due on the Notes. In addition, the subordination provisions of the Indenture provide that no cash payments may be made with respect to the Notes during the continuance of a payment default under any Senior Indebtedness of the Company. Furthermore, if certain nonpayment defaults exist with respect to certain Senior Indebtedness, the holders of such Senior Indebtedness would be able to prevent payments on the Notes for certain periods of time. See "Description of the Notes--Ranking."

               Neither the Indenture nor the 15% Indenture limits the amount of indebtedness (which may be Senior Indebtedness) of the Company that may be incurred to finance the cost to acquire equipment, inventory, or network assets. However, the 15% Indenture will prohibit the Company from securing more than $175 million of indebtedness (other than intercompany indebtedness).

Risks of Implementation and Financing of Advanced Messaging Services

               The development and implementation of advanced messaging services will require the application of new technology and the addition of equipment to the network used in the Company's existing one-way messaging business. Advanced data messaging services marketed by other companies have shown a degree of market acceptance, although the broad based appeal of advanced messaging services has yet to be proven. The success of advanced messaging services could be affected by matters beyond the Company's control such as market acceptance, the future cost of subscriber units, technological changes in wireless messaging services, marketing and pricing strategies of competitors, regulatory developments and general economic conditions.

               The ReFLEX25[Trademark] technology that will be used in the Company's advanced messaging network has operated successfully in the test network environment and the Company is prepared to implement this technology throughout its existing network. However, the Company must complete the development of its AXIS[Trademark] terminal (as defined below) and the integration of the terminal with Glenayre equipment before commercial operations may begin. In addition, the Company, Motorola, Inc. ("Motorola") and Glenayre Technologies, Inc. ("Glenayre") are still developing and conducting testing of ReFLEX25[Trademark] technology, infrastructure equipment and subscriber units to improve operational efficiency for a nationwide product offering. Also, constructing the advanced messaging network requires amending current site leases or entering into new site leases for the receivers and other equipment. There can be no assurance that all of the site leases will be completed within the time necessary to maintain the construction schedule. The Company does not believe that any of these issues will affect the ultimate ability of the network to operate in a commercially viable manner, although there can be no assurance of this. If any of these issues are not resolved on a timely basis, the Company's scheduled commercial introduction of advanced messaging services nationwide could be delayed, which could adversely affect the Company's results of operations.

               As the Company begins development and implementation of advanced messaging services, the Company expects to incur significant additional operating losses during the start-up phase for such services, and it will be necessary for the Company to make substantial investments. The Company anticipates requiring additional sources of capital to fund the construction of an advanced messaging network, including expenditures relating to the buildout requirements of the FCC. The Company anticipates investing approximately $100 million in 1998 (which will be funded primarily with the proceeds of the offering of the Notes) to construct and deploy an NPCS network, which the Company expects to enable it to market advanced messaging services nationwide by the end of 1998. Thereafter, the Company anticipates that its advanced messaging operations may require up to $100 million of additional investment to fund operations and marketing and to add capacity to the network as the Company's advanced messaging customer base grows. In addition, the Company may require up to $50 million of secured vendor financing to fund the purchase of subscriber units. Although the Company currently does not have a source to fund the purchase of the subscriber units, the Company believes that it will not require such financing until 1999. The Company's ability to incur indebtedness is limited by the covenants contained in the Indenture, the 15% Indenture, the Vendor Financing Arrangement and the Revolving Credit Agreement and as a result, any additional financing may need to be in the form of new equity capital. There can be no assurance that sufficient financing will be available to the Company and if available, on attractive terms. The Company does not anticipate any significant revenues from advanced messaging services during 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

No Assurance That Growth Strategy Will be Achieved

               The successful implementation of the Company's strategy to increase cash flow through the expansion of its subscriber base and the development and implementation of advanced messaging services is necessary for the Company to meet its capital expenditures, working capital and debt service requirements. The Company expects to continue to incur operating losses for the next several years. The Company's strategy assumes that the wireless messaging industry will continue to grow rapidly, and that the Company will continue to grow substantially faster than the industry. The Company does not expect to continue to grow at its historical rate, and there can be no assurance that the Company will be able to achieve the growth contemplated by its business strategy. If such growth is not achieved, the Company may not be able to make required payments on its outstanding indebtedness (including the Notes) and may have to refinance its outstanding indebtedness in order to repay such obligations. No assurance can be given that the Company will be able to refinance its outstanding indebtedness (including the Notes).

Competitive Market

               The Company faces significant competition in all of its markets. Many of the Company's competitors, which include regional and national paging companies, providers of broadband personal communications services ( "PCS") and certain regional telephone companies, possess significantly greater financial, technical and other resources than the Company. If any of such companies were to devote additional resources to the paging or other wireless messaging businesses or focus its strategy on the Company's marketing and product niches, the Company's results of operations could be adversely affected. Some of these larger competitors may also be able to use their substantial financial resources to increase the already substantial pricing competition in the markets in which the Company operates, which may have an adverse effect on the Company's results of operations. For competitive and marketing reasons, the Company generally sells each new subscriber unit for less than its acquisition cost. In addition, a number of telecommunications companies (including PCS providers) have constructed or are in the process of constructing nationwide networks that offer services similar to the Company's services, including the provision of advanced messaging services and two-way messaging.

               Industry reports indicate, and the Company believes, that the retail distribution of pagers has become increasingly common in the paging industry. Retail distribution is a key element of the Company's business strategy. Retail distributors have typically selected only one paging carrier for their stores, and the Company faces competition in its efforts to place units through retail distributors. If the Company is unable to maintain its current sales relationships with retail distributors or obtain new sales relationships with other retail distributors, it may not be able to achieve the growth contemplated by its business strategy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

Adverse Effect of Subscriber Disconnections

               The results of operations of paging service providers such as the Company are significantly affected by subscriber disconnections. In order to realize net growth in units in service, disconnected users must be replaced, and additional users must be added. However, the sales and marketing costs associated with attracting new subscribers are substantial relative to the costs of providing service to existing customers, and expenses associated with each new unit placement exceed the sales price and service initiation fee received by the Company. Because the paging business is characterized by high fixed costs, disconnections directly and adversely affect operating income. In addition, because the Company plans to sell an increasing number of its subscriber units through retail distribution channels, the Company's overall rate of disconnections may increase since the Company expects that subscribers who purchase pagers through retail outlets will tend to cancel their subscriptions at a higher rate than subscribers obtained through other distribution channels. The Company's average monthly disconnection rates for the years ended December 31, 1995, 1996 and 1997 were 2.5%, 2.4% and 2.5% per month, respectively. An increase in its rate of disconnections would adversely affect the Company's results of operations.

Dependence on Key Personnel

               The success of the Company will be dependent, to a significant extent, upon the continued services of the key executive officers of the Company. The Company does not have employment agreements with any of its current executive officers, although all current executive officers have entered into non-competition agreements with the Company. The loss or unavailability of one or more of its executive officers or the inability to attract or retain key employees in the future could have an adverse effect upon the Company's operations.

Possible Inability To Manage Growth

               The Company has enjoyed a high rate of growth. The Company's future performance will depend, in part, upon its ability to manage its growth effectively. The Company will be required to improve and expand its operating, financial, accounting, information and customer service systems, and to expand, train and manage its employee base. These factors and others could adversely affect the Company's existing customer base as well as future expansion. The Company's inability to expand in accordance with its plans or to manage its growth could have a material adverse effect on its business, financial condition and results of operations.

Technological Changes

               The telecommunications industry is characterized by rapid technological change. Future technology advances in the industry may result in the availability of new services or products that could compete directly with the paging and other wireless messaging services that are currently provided or are being developed by the Company. Changes in technology could also lower the cost of competitive products and services to a level where the Company's products and services become less competitive or the Company is required to reduce the prices of its services. The Company expects to respond to technological changes by continuing to make investments in new and improved systems and related service capability.

               Several wireless two-way communication technologies, including cellular telephone service, PCS, specialized mobile radio, low-speed data networks and mobile satellite services, are currently in use or under development. Although these technologies are currently more expensive than paging services or are not yet broadly available, future implementation and technological improvements could result in increased capacity and efficiency for wireless two-way communication and, accordingly, could result in increased competition for the Company. Some of these service providers are bundling paging services with two-way voice service in a combined handset. Large manufacturers dominate technological development in the wireless communications industry, and changes in their methods of distributing one-way wireless messaging products could reduce the Company's access to technology and may have an adverse effect on the Company's operations. There can be no assurance that the Company will not be adversely affected by such technological change. See "--Dependence on Key Suppliers."

Dependence on Key Suppliers

               The Company does not manufacture any of the subscriber units or infrastructure equipment used in its operations. The Company buys subscriber units primarily from Motorola as well as some other manufacturers and therefore is dependent on such manufacturers to obtain sufficient inventory for new subscriber and replacement needs. The Company purchases terminals, transmitters, receivers and other infrastructure equipment primarily from Motorola and Glenayre and thus is dependent on such manufacturers for sufficient infrastructure equipment to meet its expansion and replacement requirements. There can be no assurance that the Company will not experience significant delays in obtaining subscriber units and infrastructure equipment in the future. Although the Company believes that sufficient alternative sources of subscriber units and infrastructure equipment exist for its one-way network, the Company believes that Motorola and Glenayre are the only two qualified sources of infrastructure equipment for its NPCS network. See "Business--Advanced Messaging Operations--NPCS Network Buildout--Equipment" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. There can be no assurance that the Company would not be adversely affected if it were unable to obtain these items from current supply sources or on terms comparable to existing terms.

Potential for Change in Regulatory Environment

               The Company and the wireless communications industry are subject to regulation by the FCC and various state regulatory agencies. As a common carrier provider of "commercial mobile radio services" ( "CMRS"), the Company must provide interconnection upon reasonable request, must not engage in any unreasonably discriminatory practices and is subject to complaints regarding any unlawful practices. The Company is also subject to provisions that authorize the FCC to provide remedial relief to an aggrieved party upon finding of a violation of the Communications Act of 1934, as amended (the "Communications Act") and related consumer protection provisions.

               From time to time, legislation and regulations which could potentially adversely affect the Company are proposed by federal and state legislators and regulators. Legislation is currently in effect in Texas requiring paging companies to contribute a portion of their taxable revenues to a Telecommunications Infrastructure Fund created by the state legislature. Management does not believe that the Texas law will have a material adverse affect on the Company's operations. The FCC recently released regulations implementing the universal service fund provisions of the Communications Act. Beginning in February 1998, paging companies are required to make monthly contributions to one fund for support mechanisms for schools, libraries, and rural health care providers (the "Schools/Libraries Fund") on the basis of interstate, international and intrastate telecommunications revenues from end-users, and to make contributions to another fund for high-cost, rural, and insular and low-income support mechanisms (the "High-Cost/Low-Income
Fund") based on interstate and international end user telecommunications revenues. Based on reported end-user telecommunications revenues for the first six months of 1997 and projected demand for universal service support, the FCC has determined that for the first quarter of 1998 telecommunications carriers must contribute 0.72% of one-half of their interstate, international and intrastate revenues reported for the first half of 1997 to the School/Libraries Fund and 3.19% of one-half of their interstate and international revenues reported for the first half of 1997 to the High-Cost/Low-Income Fund. These payment provisions, including the percentages, may be modified with respect to future contributions to the universal service fund. Petitions for review of the FCC's universal service order have been filed with federal appellate courts. In addition, an FCC order requiring long-distance carriers to compensate pay telephone providers for 800 number, similar toll-free-to-the-caller number and access code (collectively, "800 Number") calls was recently released. The long distance carriers are expected either to pass this cost through to paging companies that provide 800 Number service to their subscribers, thereby increasing the Company's costs of providing 800 Numbers; or to block pay phone calls to 800 Numbers, thereby causing inconvenience to the Company's
800 Number subscribers. Petitions for review and stay of this order have also been filed with a federal appellate court. In connection with an ongoing dispute with various local exchange carriers ( "LECs") over the interpretation of FCC regulations governing compensation for interconnection, the Company made certain payments to the LECs under protest or withheld payment entirely pending resolution by the FCC. In response to a request by one LEC that the FCC "clarify" the disputed regulations, the FCC's staff has made it clear that under the FCC's current rules, no compensation is due to the LECs for such interconnection. The existing interconnection rules are, however, being reconsidered by the FCC, and may be changed in the future to require certain payments by the Company for interconnection or dedicated facilities.

               There can be no assurance that Federal or other state legislation will not be adopted, or that the FCC or the various state agencies will not adopt regulations or take other actions, that would adversely affect the business of the Company.

Risks of International Operations

               The Company intends to continue to expand internationally. The Company's Canadian affiliate has obtained a license for a frequency in Canada and the Company has obtained a license for a frequency in the Bahamas. The Company has also signed network affiliation agreements with leading paging providers in Mexico, El Salvador, Nicaragua, Guatemala, Honduras, Costa Rica, Panama, Puerto Rico and Haiti. The Company may seek joint venture partners in certain countries, in particular where domestic regulations prohibit foreign control of telecommunications companies. If the Company seeks to expand by obtaining licenses for frequencies in any foreign country then it will need to construct or acquire a transmission network and thereafter to begin sales and marketing efforts. However, there can be no assurance that the Company will be able to obtain licenses in foreign countries, that it will be successful in finding joint venture partners or that its foreign operations, if established, will be profitable. Acquiring licenses, constructing or acquiring a transmission network and commencing operations could require the Company to provide funding for such operations and could require the Company to seek additional debt or equity capital. In countries where the Company is or may become a minority holder in a joint venture controlled by another party, such as the Company's existing joint venture in Canada, the success of such joint venture's operations will depend substantially on the efforts of the Company's venture partner and may be impeded if disputes arise between the parties. International operations are subject to various risks not present in domestic operations such as fluctuations in currency exchange ratios, nationalization or expropriation of assets, import/export controls, political instability, variations in the protection of intellectual property rights, limitations on foreign investment, restrictions on the ability to convert currency and the additional expenses and risks inherent in conducting operations in geographically distant locations, with customers speaking different languages and having different cultural approaches to the conduct of business. To mitigate the effects of foreign currency fluctuations on the results of its foreign operations, the Company anticipates utilizing forward exchange contracts and engaging in other efforts to hedge foreign currency transactions. However, there can be no assurance as to the effectiveness of such mitigation efforts in limiting any adverse effects of foreign currency fluctuations on the Company's foreign operations and on the Company's overall results of operations.

Significant Ownership; Conflicts of Interest

               The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II"), Morgan Stanley Capital Partners III, L.P. ("MSCP III"), Morgan Stanley Capital Investors, L.P., Morgan Stanley Venture Capital Fund, L.P. ("MSVCF"), Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital Fund II C.V., MSCP III 892 Investors, L.P. and Morgan Stanley Venture Investors, L.P. (collectively, the "Morgan Stanley Shareholders") own approximately 50.8% of the outstanding Common Stock and 48.5% of the outstanding voting Common Stock, as of January 31, 1998. The general partner and/or the managing general partner of each of the general partners of the Morgan Stanley Shareholders is a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"). Three of the seven directors of the Company are employees of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), the Placement Agent for the Old Notes, which is a wholly-owned subsidiary of MSDWD. As a result of its ownership interest in the Company and certain rights pursuant to the Amended and Restated Agreement among certain Stockholders dated as of May 10, 1996, among the Morgan Stanley Shareholders, the Company and certain other stockholders, the Morgan Stanley Shareholders have a significant influence over the affairs of the Company.

               Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between the owners of the Company's existing capital stock and the holders of the Notes. For example, if the Company encounters financial difficulties, or is unable to pay its debts as they mature, the interests of the Company's existing equity investors might conflict with those of the holders of the Notes. In addition, the existing equity investors may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risk to the holders of the Notes.

Original Issue Discount Consequences

               A holder of a Note will be required to include in such holder's income, for federal income tax purposes, the original issue discount with respect to the Note as it accrues, although no cash payments of interest on the Notes are expected to be made until 2003. In addition, because the Notes are applicable high yield discount obligations, as defined in the Internal Revenue Code, the Company's deductions with respect to part of such original issue discount will be deferred until the related payments are made by the Company and the remainder of such original issue discount will not be deductible.

               Furthermore, if a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code after the issuance of the Notes, the claim of a holder of Notes may be limited to an amount equal to the sum of the issue price as determined by the bankruptcy court and that portion of the original issue discount which is deemed to accrue from the issue date to the date of any such bankruptcy filing.

Lack of Public Market

               The Notes are new securities for which there is currently no market. The Company does not intend to apply for listing of the Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active public market for the Notes will develop. If a market for the Notes were to develop, the market price for the Notes can be expected to fluctuate depending upon prevailing interest rates, the market for similar securities and other factors.

               Morgan Stanley has indicated to the Company that it intends to make a market in the Notes, but it is under no obligation to do so and such market-making could be discontinued at any time. If Morgan Stanley conducts any market-making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales in the Notes because of the beneficial ownership of the capital stock of the Company by the Morgan Stanley Shareholders. For so long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley to make a market in the Notes may, in part, be dependent on the ability of the Company to maintain a current market-making prospectus. See "Description of the Notes--Registration Rights."


                                USE OF PROCEEDS

               The Company will not receive any cash proceeds from the issuance of the Notes offered hereby.


               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

               The following table sets forth summary historical financial information and operating data for each of the five fiscal years ended December 31, 1997. The financial information and operating data for each of the five fiscal years ended December 31, 1997 were derived from, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the notes thereto incorporated by reference in this Prospectus.

                                                             Fiscal Year Ended December 31,
                                            ---------------------------------------------------------------
                                              1993          1994          1995         1996         1997
                                            --------      --------      --------     --------     --------
                                                 (in thousands, except unit, ARPU and per subscriber data)
Statement of Operations Data:
Recurring revenues........................  $ 24,184      $ 56,648      $101,503     $153,041      $206,907
Equipment sales and activation fees.......    26,483        53,185        57,688       68,551        70,871
                                            --------      --------      --------     --------      --------
Total revenues............................    50,667       109,833       159,191      221,592       277,778
Cost of equipment sold....................    28,230        57,835        63,982       78,896        86,175
Operating expenses........................    47,448        85,322       118,557      155,265       194,194
                                            --------      --------      --------     --------      --------
Operating loss............................   (25,011)      (33,324)      (23,348)     (12,569)       (2,591)
Interest expense..........................    (6,538)      (12,933)      (30,720)     (35,041)      (38,499)
Interest income...........................       428           858         1,997        1,140           501
Other.....................................        --          (414)       (1,042)      (2,128)       (3,298)
                                            --------      --------      --------     --------      --------
     Net loss.............................  $(31,121)     $(45,813)     $(53,113)    $(48,598)     $(43,887)
                                            ========      ========      ========     ========      ========
Balance Sheet Data (at period end):
Current assets............................  $ 51,279      $ 44,397       $62,535      $70,572       $84,133
Total assets..............................    78,773       142,059       263,829      313,620       361,876
Current liabilities.......................    20,198        37,966        56,508       62,503       104,973
Long-term debt, less current maturities...    78,359        92,632       219,364      240,687       289,344
Stockholders equity (deficit).............   (19,784)       11,461       (12,043)      10,430       (32,441)
Other Data:
Units in service (at period end)..........   327,303       772,730     1,240,024    1,859,407     2,530,737
Net subscriber additions..................   210,269       445,427       467,294      619,383       671,330
ARPU(1)...................................      9.81          8.64          8.62         8.04          7.80
Operating profit (loss) before selling
 expenses per domestic subscriber
 per month(2).............................     (0.98)         0.90          2.11         2.25          2.54
Selling expenses per net domestic
 subscriber addition(3)...................        91            81            91           87           100
EBITDA(4).................................   (19,930)      (25,219)      (10,076)       8,623        27,261
Capital expenditures......................    10,810        16,719        33,503       63,804        67,506
Depreciation and amortization.............     5,081         8,105        13,272       21,192        29,852
Deficiency of earnings to fixed charges(5)   (31,121)      (45,813)      (53,113)     (48,598)      (43,887)

---------------

(1) Average monthly revenue per Unit ("ARPU") is calculated by dividing (i) domestic recurring revenues, consisting of fees for airtime, voice mail, customized coverage options, excess usage and other recurring revenues and fees associated with the subscriber base for the quarter by (ii) the average number of domestic units in service for the quarter. ARPU is stated as the monthly average for the final quarter of the period.

(2) Operating profit (loss) before selling expenses (selling expenses include loss on sale of equipment) per subscriber for the Company's domestic one-way messaging operations is calculated by dividing (i) recurring revenue less technical expenses, general and administrative expenses, and depreciation and amortization for the final quarter of the period by (ii) the average number of domestic units in service for the final quarter of the period. Stated as the monthly average for the final quarter of the period.

(3) Selling expenses per net domestic subscriber addition for the Company's domestic one-way messaging operations is calculated by dividing (i) selling expenses, including loss on sale of equipment, for the period by (ii) the net domestic subscriber additions for the period.

(4) EBITDA represents earnings (loss) before interest, taxes, depreciation and amortization. EBITDA is a financial measure commonly used in the paging industry. EBITDA is not derived pursuant to GAAP and therefore should not be construed as an alternative to operating income, as an alternative to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The calculation of EBITDA does not include the commitments of the Company for capital expenditures and payment of debt and should not be deemed to represent funds available to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 for a discussion of the financial operations and liquidity of the Company as determined in accordance with GAAP.

(5) For purposes of calculating the deficiency of earnings to fixed charges,
    (i) earnings is defined as net loss plus fixed charges and (ii) fixed charges is defined as interest expense plus amortization of debt issuance costs and the interest portion of rental and lease expense.


                           DESCRIPTION OF THE NOTES

               The Notes were issued under an Indenture, dated as of January 28, 1998, between the Company, as issuer, and the United States Trust Company of New York (the "Trustee"). A copy of the Indenture is available upon request from the Company. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions."

General

               The Notes are unsecured senior subordinated obligations of the Company, initially limited to $432.0 million aggregate principal amount at maturity, and will mature on February 1, 2008. Although for federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a Holder as such discount accrues from the issue date of the Notes, no interest will be payable on the Notes prior to August 1, 2003. From and after February 1, 2003, interest on the Notes will accrue at the rate shown on the front cover of this Prospectus from February 1, 2003 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on January 15 or July 15 immediately preceding the Interest Payment
Date) on February 1 and August 1 of each year, commencing August 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee at United States Trust Company of New York, 770 Broadway, New York, New York 10003, Attention:
Corporate Trust Department); provided that, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses as they appear in the Security Register.

               The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

               Subject to the covenants described below under "Covenants" and applicable law, the Company may issue additional Notes under the Indenture. The Notes offered hereby and any additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

Optional Redemption

               The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after February 1, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing February 1, of the years set forth below:

               Year                       Redemption Price
               ----                       ----------------

               2003                            105.625%
               2004                            103.750
               2005                            101.875
               2006 and thereafter             100.000

               In addition, at any time prior to February 1, 2001, the Company may redeem up to 35% of the principal amount of the Notes with the proceeds of one or more sales of Capital Stock (other than Redeemable Stock) of the Company, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of Accreted Value on the Redemption Date) of 111.250%; provided that at least $280.8 million aggregate principal amount at maturity of Notes remains outstanding after each such redemption.

               In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Ranking

               The Notes will be senior subordinated indebtedness of the Company. The payment of the Senior Subordinated Obligations will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness. After giving pro forma effect to the Refinancing, as of December 31, 1997, the Company would have had on an unconsolidated basis $169.4 million of Indebtedness (other than the Notes), all of which would have been Senior Indebtedness, $50 million of availability under the Credit Agreement (subject to borrowing base restrictions) and $30 million ($16 million was outstanding at December 31, 1997) of availability under the Vendor Financing Arrangement. In addition, all existing and future liabilities (including Trade Payables) of the subsidiaries of the Company will be effectively senior to the Notes.

               Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event of bankruptcy, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the Holders of the Notes or the Trustee on behalf of the Holders of the Notes shall be entitled to receive any payment by the Company on account of Senior Subordinated Obligations or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any Senior Subordinated Obligations, upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee on behalf of the Holders of the Notes would be entitled, but for the subordination provisions of the Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders of the Notes or the Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

               No direct or indirect payment by or on behalf of the Company of Senior Subordinated Obligations, whether pursuant to the terms of the Notes or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness of the Company (including, without limitation, a payment default arising from the acceleration of any Senior Indebtedness) and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations may be made by or on behalf of the Company upon or in respect of the Notes for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or by payment in full in cash or cash equivalents of such Designated Senior Indebtedness). Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days; provided that, subject to the limitation contained in the next sentence, the commencement of a Payment Blockage Period by the representatives for, or the holders of, Designated Senior Indebtedness other than under the Credit Agreement shall not bar the commencement of another Payment Blockage Period by the Bank Agent within such period of 360 consecutive days. Notwithstanding anything in the Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

               To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

               By reason of the subordination provisions described above, in the event of liquidation or insolvency, creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than Holders of the Notes.

Registration Rights

               Holders of New Notes are not entitled to any registration rights with respect to the New Notes. Holders of Old Notes are entitled to certain registration rights pursuant to the Registration Rights Agreement.
The Company has agreed with the Initial Purchaser pursuant to the terms of the Registration Rights Agreement, for the benefit of the Holders of the Old Notes, that the Company will use its reasonable best efforts, to file and cause to become effective a registration statement (the "Exchange Offer Registration Statement,") with respect to a registered offer to exchange the Old Notes for an issue of notes of the Company with terms identical to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions, registration rights or the additional interest provisions described below). Upon such registration statement being declared effective, the Company shall offer the New Notes in return for surrender of the Old Notes. The Exchange Offer shall remain open for not less than 20 business days after the date notice of the Exchange Offer is mailed to Holders of the Old Notes. For each Old Note surrendered to the Company under the Exchange Offer, the Holder will receive a New Note of the same series and of equal principal amount. The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement.

               In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, the Company shall use its best efforts to cause to become effective a shelf registration statement with respect to resales of the Notes (a "Shelf Registration Statement"). The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the second anniversary of the effective date thereof (or, if the Company is required to file such Shelf Registration Statement solely as a result of the opinion of counsel for the Placement Agent that a Registration Statement must be filed and a Prospectus must be delivered by the Placement Agent in connection with any offering or sale of Registrable Notes because such Registrable Notes represent an unsold allotment for the original offering thereof, until 180 days after the effective date of such Shelf Registration Statement) or such shorter period that will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

               In the event that the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to July 28, 1998, interest on the Old Notes (in addition to the accrual of original issue discount during the period ending February 1, 2003 and in addition to interest otherwise due on the Notes after such date) will accrue at the rate of .5% per annum of the Accreted Value on the preceding Semi-Annual Accrual Date from July 28, 1998 payable in cash semiannually on February 1 and August 1 of each year, commencing February 1, 1999, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective.

               If the Company affects the Exchange Offer, the Company will be entitled to close the Exchange Offer 20 business days after the commencement thereof, provided that it has accepted all Old Notes theretofore validly surrendered in accordance with the terms of the Exchange Offer. Old Notes not tendered in the Exchange Offer shall bear interest at the rate set forth on the cover page of the Offering Memorandum dated January 22, 1998 and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in the Offering Memorandum dated January 22, 1998 under "Transfer Restrictions."

               This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available from the Company upon request.

Certain Definitions

               Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the definition of any other capitalized term used herein for which no definition is provided.

               "12 1/4% Indenture" means the Indenture dated as of October 19, 1993, between PageMart, Inc., a Delaware corporation, and United States Trust Company of New York, a New York corporation, as Trustee relating to the 12 1/4% Notes, as amended from time to time.

               "15% Indenture" means the Indenture dated as of January 17, 1995, between the Company (f/k/a PageMart Nationwide Inc.) and United States Trust Company of New York, a New York corporation, as Trustee relating to the 15% Notes, as amended from time to time.

               "12 1/4% Notes" means the 12 1/4% Senior Discount Notes of PageMart, Inc. due 2003 issued pursuant to the 12 1/4% Indenture.

               "15% Notes" means the 15% Senior Discount Notes of the Company due 2005 issued pursuant to the 15% Indenture.

               "Accreted Value" is defined to mean, for any Specified Date, the amount calculated pursuant to (i), (ii), (iii) or (iv) for each $1,000 principal amount at maturity of Notes:

              (i) if the Specified Date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                  Semi-Annual                     Accreted
                  Accrual Date                      Value
                  ------------
            August 1, 1998..............         $  611.08
            February 1, 1999............         $  645.45
            August 1, 1999..............         $  681.76
            February 1, 2000............         $  720.11
            August 1, 2000..............         $  760.62
            February 1, 2001............         $  803.40
            August 1, 2001..............         $  848.59
            February 1, 2002............         $  896.32
            August 1, 2002..............         $  946.74
            February 1, 2003............         $1,000.00

             (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) $578.01 and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less $578.01 multiplied by (2) a fraction, the numerator of which is the number of days from the issue date of the Notes to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the issue date of the Notes to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

            (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

             (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

               "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

               "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period and (y) with respect to net losses, to the extent of the amount of Investments made by the Company or any Restricted Subsidiary in such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includible pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

               "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant.

               "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

               "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

               "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting Restricted Payments permitted to be made under the "Limitation on Restricted Payments" covenant or (c) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kinds described in clause (B) of the "Limitation on Asset Sales" covenant.

               "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

               "Bank Agent" shall mean BT Commercial Corporation, or its successor as agent for the lenders under the Credit Agreement.

               "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

               "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

               "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

               "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 30% and such ownership is greater than the amount of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders on such date of the total voting power of the Voting Stock of the Company on a fully diluted basis; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

               "Closing Date" means the date on which the Notes are originally issued under the Indenture.

               "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense,
(iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

               "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

               "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to (ii) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Company have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant described below (such four fiscal quarter period being the "Four Quarter Period"); provided that, in making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through and including the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

               "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial
Accounting Standards Board Statement of Financial Accounting Standards No. 52).

               "Credit Agreement" means the Credit Agreement dated as of May 11, 1995, as amended, by and among the Company (f/k/a PageMart Nationwide Inc.), the lenders named therein, BT Commercial Corporation, as Agent and Bankers Trust Company, as Issuing Bank, together with the related documents thereof (including without limitation any guarantees and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, renewed, extended, substituted, replaced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Company) all or any portion of the Indebtedness under such agreement or any successor agreement, with the same or different lenders as such agreement may be amended, renewed, extended, substituted, replaced, restated and otherwise modified from time to time.

               "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

               "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

               "Designated Senior Indebtedness" means the Indebtedness under the Credit Agreement and the 15% Notes and any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $25 million and that is specifically designated by the Company, in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

               "Existing Stockholders" means (i) The Morgan Stanley Leveraged Equity Fund II, L.P., Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P., Morgan Stanley Venture Capital Fund, L.P., Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital Fund II, C.V., Morgan Stanley Venture Investors, L.P., Accel Telecom L.P., Accel III L.P. and Accel Investors '89 L.P. and (ii) solely for purposes of determining whether any other person's ownership of Voting Stock exceeds the voting power of the Voting Stock held by the Existing Stockholders, First Plaza Group Trust, Pulsar Internacional, S.A. de C.V., John D. Beletic and Roger D. Linquist.

               "Fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that for purposes of clause (xi) of the second paragraph of the "Limitation on Indebtedness" covenant, (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Company exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm and set forth in their written opinion which shall be delivered to the Trustee.

               "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

               "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

               "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

               "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

               "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

               "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

               "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

               "Moody's" means Moody's Investors Service, Inc. and its successors.

               "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset
Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

               "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest (or original issue discount) pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest (or original issue discount) on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;
(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount at maturity to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

               "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; and (v) Investments received as consideration in Asset Sales to the extent permitted under the "Limitation on Asset Sales" covenant.

               "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

               "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

               "Senior Indebtedness" means the following obligations of the Company, whether outstanding on the Closing Date or thereafter Incurred: (i) all Indebtedness and all other monetary obligations (including expenses, indemnities, fees and other monetary obligations) of the Company under the Credit Agreement, any Interest Rate Agreement or Currency Agreement relating to Indebtedness under the Credit Agreement, the 12 1/4% Notes, the 15% Notes and the Vendor Financing Arrangement and (ii) all Indebtedness and all other monetary obligations of the Company (other than the Notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Notes; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company that, when Incurred, was without recourse to the Company, (b) any Indebtedness of the Company to a Subsidiary of the Company, or to a joint venture in which the Company has an interest,
(c) any Indebtedness of the Company, to the extent not permitted by the "Limitation on Indebtedness" covenant or the "Limitation on Senior Subordinated Indebtedness" covenant described below (but as to any such Indebtedness under the Credit Agreement, no such violation shall be deemed to exist for purposes of this clause (c) if the Bank Agent shall have received an Officers' Certificate to the effect that the issuance of such Indebtedness does not violate such covenant), (d) any Indebtedness to any employee of the Company or any of its respective Subsidiaries, (e) any liability for taxes owed or owing by the Company or (f) any Trade Payables. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company and its respective Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under bankruptcy law.

               "Senior Subordinated Obligations" means any principal of, premium, if any, or interest (including, without limitation, any additional interest payable by reason of the Company's failure to consummate an exchange offer to cause a shelf registration to become effective) on the Notes payable pursuant to the terms of the Notes or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal, premium, if any, or interest on the Notes.

               "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

               "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the Notes first become due and payable after an Event of Default.

               "S&P" means Standard & Poor's Ratings Services and its successors.

               "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

               "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

               "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

               "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

               "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

               "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

               "Vendor Financing Arrangement" means the Financing and Security Agreement between Glenayre Electronics, Inc. and the Company dated March 21, 1997, as amended from time to time.

               "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

               "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Covenants

               Limitation on Indebtedness

               (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Closing Date); provided that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than (x) 7:1, for Indebtedness Incurred on or prior to December 31, 2000 or (y) 6:1, for Indebtedness Incurred thereafter.

               Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness of the Company outstanding at any time in an aggregate principal amount not to exceed the greater of (x) $150 million and
(y) an amount equal to 4.5 times the Company's Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Company have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant, in each case less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below; (ii) Indebtedness owed (A) to the Company evidenced by a promissory note or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause
(i), (ii), (iv), (vii), (ix) or (xi) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness under letters of credit and bankers' acceptances issued in the ordinary course of business; (vi) Acquired Indebtedness;
provided that, with respect to this clause (vi), after giving effect to the Incurrence thereof, the Company's Consolidated Leverage Ratio is not more than it was immediately prior to the Incurrence of such Acquired Indebtedness;
(vii) Indebtedness, in an amount not to exceed $2 million at any one time outstanding, Incurred by the Company in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or any Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, termination of employment or pursuant to any agreement under which such shares of stock or related rights were issued; provided that (A) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Notes, (B) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by the Company at any time prior to the Stated Maturity of the Notes and (C) the scheduled maturity of all principal of such Indebtedness is beyond the Stated Maturity of the Notes; (viii) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described below under "Defeasance"; (ix) Guarantees of the Notes and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described below; (x) Indebtedness Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) of equipment, inventory or network assets (including under any Capitalized Lease and the cost of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets of such Person at the time it becomes a Restricted Subsidiary) to be acquired by the Company or a Restricted Subsidiary after the Closing Date; (xi) Indebtedness of the Company not to exceed, at any time outstanding, two times the sum of (A) the Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of the Company, to the extent such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), (iv) or (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (B) 80% of the fair market value of property (other than cash and cash equivalents) received by the Company after the Closing Date from the sale of its Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of the Company, to the extent such sale of Capital Stock has not been used pursuant to clause (iii), (iv) or
(vii) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes; and (xii) Guarantees of Indebtedness, in an aggregate principal amount not to exceed $10 million, of any Person the primary business of which is located outside the United States and is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries.

               (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

               (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

               Limitation on Senior Subordinated Indebtedness

               The Company shall not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Company that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

               Limitation on Liens

               The Company shall not Incur any Indebtedness secured by a Lien ("Secured Indebtedness") which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the Notes, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

               Limitation on Restricted Payments

               The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant plus (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Redeemable Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (xi) of the second paragraph under the "Limitation on Indebtedness" covenant plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

               The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of the "Limitation on Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted
Subsidiary (or options, warrants or other rights to acquire such Capital
Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);
(iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Redeemable Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; (vi) Investments in any Person the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investments; provided that the aggregate amount of Investments made pursuant to this clause
(vi) does not exceed the sum of (x) $15 million plus (y) the amount of Net
Cash Proceeds received by the Company after the Closing Date from the sale of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (xi) under the "Limitation on Indebtedness" covenant or to make Restricted Payments pursuant to clause
(C)(2) of the first paragraph, or clauses (iii) or (iv) of this paragraph, of this "Limitation on Restricted Payments" covenant, plus (z) the net reduction in Investments made pursuant to this clause (vi) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated
Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), provided that the net reduction in any Investment shall not exceed the amount of such Investment; (vii) Investments acquired in exchange for Capital Stock (other than Redeemable Stock) of the Company; (viii) the declaration or payment of dividends on the Common Stock of the Company following a Public Equity
Offering of such Common Stock, of up to 6% per annum of the Net Cash Proceeds received by the Company in such Public Equity Offering; (ix) repurchases of Warrants pursuant to a Repurchase Offer; (x) any purchase of any fractional share of Common Stock of the Company in connection with an exercise of the Warrants; (xi) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or any Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, termination of employment or pursuant to any agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or related rights after the Closing Date does not exceed an aggregate amount of $5 million; (xii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or any Restricted Subsidiary to the extent necessary, in the judgment of the Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any of its Restricted Subsidiaries from any governmental agency; (xiii) Investments in any Person the primary business of which is located outside the United States and is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investments, provided that the aggregate amount of Investments pursuant to this clause (xiii) does not exceed
(x) $10 million plus (y) the net reduction in Investments made pursuant to this clause (xiii) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), provided that the net reduction in any Investment shall not exceed the amount of such Investment; or (xiv)
Investments in the form of Guarantees Incurred under clause (xii) of the second paragraph of the "Limitation on Indebtedness" covenant; provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

               Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an Investment referred to in clause (vi) or (vii) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause
(C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

               Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

               The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

               The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Credit Agreement, the Vendor Financing Arrangement, the 15% Indenture, the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

               Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

               The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or (iv) issuances and sales of Common Stock, if the Net Cash Proceeds from such issuance or sale are applied, to the extent required to be applied, pursuant to the "Limitation on Asset Sales" covenant described below.

               Limitation on Issuances of Guarantees by Restricted Subsidiaries

               The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

               Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

               Limitation on Transactions with Shareholders and Affiliates

               The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

               The foregoing limitation does not limit, and shall not apply to
(i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) the payment of amounts to Morgan Stanley & Co. Incorporated or its Affiliates pursuant to underwriting or placement agreements; (vi) any loans or advances to officers or employees of the Company or any Restricted Subsidiary in the ordinary course of business; (vii) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant (including any Permitted Investment); (viii) the sale, lease, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock or assets of any Unrestricted Subsidiary having a fair market value of less than $5 million as determined by the Board of Director; or (ix) any transactions solely between shareholders of the Company (including amendments to any shareholder agreement to which the Company is a party); provided that the Company is not affected in any material way by any such transaction.

               Limitation on Asset Sales

               The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of the Company or such Restricted Subsidiary provided that the Company and its Restricted Subsidiaries are irrevocably released from all liability with respect to such Indebtedness. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission pursuant to the "Commission Reports and Reports to Holders" covenant), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Company, or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board of Resolution) and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

               If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate Accreted Value of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the Accreted Value of the Notes on the relevant Payment Date, plus, in each case, accrued interest (if any) to the Payment Date.

Repurchase of Notes Upon a Change of Control

               The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the Accreted Value thereof on the relevant Payment Date, plus accrued interest (if any) to the Payment Date.

               There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time). The above covenant requiring the Company to repurchase the Notes will, unless consents are obtained, require the Company to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

Commission Reports and Reports to Holders

               Whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

Events of Default

               The following events will be defined as "Events of Default" in the Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; whether or not such payment is prohibited by the provisions described above under "--Ranking"; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions described above under "--Ranking"; (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause
(a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;
(f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant
Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

               If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration (the "Acceleration Notice"), such Accreted Value of, premium, if any, and accrued interest shall be immediately due and payable; provided, however, that if there are any amounts outstanding under the Credit Agreement, such declaration shall not become effective until the earlier of (i) an acceleration of the Indebtedness under the Credit Agreement and (ii) 5 Business Days after receipt by the Company and the Bank Agent of such Acceleration Notice. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause
(e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the Accreted Value of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the Accreted Value of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

               The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the Accreted Value of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

               The Indenture will require certain officers of the Company to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indenture and that the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Consolidation, Merger and Sale of Assets

               The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, (A) the Company or any Person becoming the successor obligor of the Notes, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or (B) the Company or any Person becoming the successor obligor of the Notes, as the case may be, shall have a Consolidated Leverage Ratio no more than the greater of (I) 7:1, on or prior to December 31, 2000, or 6:1, thereafter and (II) the Consolidated Leverage Ratio of the Company immediately prior to such transaction; provided that this clause (iii) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Redeemable Stock) in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (iii) above does not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Defeasance

               Defeasance and Discharge. The Indenture will provide that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,
(C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, (D) the Company is not prohibited from making payments in respect of the Notes by the provisions described under "--Ranking" and (E) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

               Defeasance of Certain Covenants and Certain Events of Default. The Indenture further will provide that the provisions of the Indenture will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets," clause (d) under "Events of Default" with respect to such other covenants and clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (B)(ii), (C), (D) and (E) of the preceding paragraph and the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

               Defeasance and Certain Other Events of Default. In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

Modification and Waiver

               Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the Accreted Value or principal amount of, or premium, if any, or interest on, any Note,
(iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note, (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes, (vii) modify the subordination provisions in a manner adverse to the Holders or
(viii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

               The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

Concerning the Trustee

               The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers invested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

               The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.


                             PLAN OF DISTRIBUTION

               This Prospectus is to be used by Morgan Stanley in connection with offers and sales of the Notes in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. Morgan Stanley may act as principal or agent in such transactions. Morgan Stanley has no obligation to make a market in the Notes, and may discontinue its market-making activities at any time without notice, at its sole discretion.

               There is currently no established public market for the Notes. The Company does not currently intend to apply for listing of the Notes on any securities exchange. Therefore, any trading that does develop will occur on the over-the-counter market. The Company has been advised by Morgan Stanley that it intends to make a market in the Notes but it has no obligation to do so and any market-making may be discontinued at any time.
No assurance can be given that an active public market for the Notes will develop.

               Morgan Stanley acted as placement agent in connection with the original private placement of the Notes and received a placement fee of $8.1 million in connection therewith. Morgan Stanley also acted as the lead managing underwriter in connection with the initial public offering of the Company's Class A Common Stock, in which the underwriters received underwriting discounts and commissions of approximately $5.5 million in the aggregate. Morgan Stanley is affiliated with entities that beneficially own approximately 50.8% of the outstanding Common Stock as of January 31, 1998.

               Although there are no agreements to do so, Morgan Stanley, as well as others, may act as broker or dealer in connection with the sale of Notes contemplated by this Prospectus and may receive fees or commissions in connection therewith.

               The Company has agreed to indemnify Morgan Stanley against certain liabilities under the Securities Act or to contribute to payments that Morgan Stanley may be required to make in respect of such liabilities.


                             ERISA CONSIDERATIONS

               A fiduciary of a pension, profit-sharing, retirement, or other employee benefit plan ("Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of such Plan's assets in the Notes. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA.

               In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Internal Revenue Code of 1986, as amended, prohibit a wide range of transactions involving the assets of a Plan or a plan subject to
Section 4975 of the Code (hereinafter a Plan and such plans are collectively referred to as an "ERISA Plan") and persons who have certain specified relationships to the ERISA Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code). A prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code could arise if the Company were, or were to become, a party in interest or a disqualified person with respect to an ERISA Plan purchasing the Notes. Certain exemptions from the prohibited transaction rules could be applicable to the purchase of the Notes by an ERISA Plan depending on the type and circumstances of the fiduciary of the ERISA Plan making the decision to acquire the Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by a qualified professional asset manager. Thus, a fiduciary of an ERISA Plan considering an investment in the Notes also should consider whether the acquisition or the continued holding of the Notes might constitute or give rise to a non-exempt prohibited transaction. No ERISA Plan with respect to which the Company is a party in interest or a disqualified person may purchase the Notes, unless a statutory or administrative exemption is available.

               Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such Plans may be invested in the Notes without regard to the ERISA considerations described above. The investment in the Notes by such employee benefit plans may, however, be subject to other applicable federal and state laws, which should be carefully considered by such employee benefit plans before investing in the Notes.

               The Department of Labor (the "DOL") has issued final regulations (the "Regulations") as to what constitutes assets of an employee benefit plan under ERISA. Under the Regulations, if an ERISA Plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the ERISA Plan's assets would include, for purposes of the fiduciary responsibility provisions of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless one of certain specified exceptions applies. One such exception is the "operating company" exception. An entity will qualify as an "operating company" if it is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. The Company has determined that it qualifies as an "operating company" within the meaning of the Regulations. Accordingly, the Company believes that an investment by an ERISA Plan in the Notes should not cause any of the underlying assets of the Company to be "plan assets" within the meaning of the Regulations.

               The Regulations define an "equity interest" as "any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features." The Company believes that the Notes should be treated as indebtedness under New York law, which the Company believes is the "applicable local law" for purposes of the Regulations. In the preamble to the Regulations, the DOL has stated that "whether any particular investment has substantial equity features is an inherently factual question that must be resolved on a case by case basis" and that in making such determination "it would be appropriate . . . to take into account whether the equity features of an instrument are such that a plan's investment in the instrument would be a practical vehicle for the indirect provision of investment management services." The Company does not believe that the Notes constitute an "equity interest" in the Company for purposes of the Regulations. Even if the Notes were so characterized, however, the Company believes, based upon its determination that the Company qualifies as an "operating company" within the meaning of the Regulations, that an investment by an ERISA Plan in the Notes should not cause any of the underlying assets of the Company to be "plan assets" within the meaning of the Regulations.

               Every investor considering the acquisition of the Notes should consult with its counsel with respect to the potential applicability of ERISA and Section 4975 of the Code to such investment.


                                 LEGAL MATTERS

               The legality of the New Notes offered hereby will be passed upon for the Company by Davis Polk & Wardwell, New York, New York. Davis Polk & Wardwell has performed, and will continue to perform, legal services for MSVCF, MSLEF II and MSCP III, companies controlled by MSLEF II, MSCP III and MSDWD and acted as counsel to MSLEF II and MSCP III in connection with its investments in the Company.


                                    EXPERTS

               The Consolidated Financial Statements of the Company as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus from the Company's Current Report on Form 10-K, filed February 20, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.



                                   PageMart
                                Wireless, Inc.



                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

               Item 14 of Form S-3.  Other Expenses of Issuances and
Distribution.

               The following table sets forth costs and expenses, other than underwriting discounts and commissions payable by Holdings in connection with the Exchange Offer being registered. All amounts are estimates except the registration fee.


                                                           Amount to
                                                            Be Paid
                                                           ----------
Registration fee......................................       $ 75,112
Printing..............................................         20,000
Legal fees and expenses...............................         40,000
Accounting fees and expenses..........................         15,000
Trustee fees and expenses.............................          5,000
Blue Sky fees and expenses and legal fees.............              0
Miscellaneous.........................................          5,000
                                                             --------
 Total................................................       $160,112
                                                             ========

Item 15 of Form S-3, Item 20 of Form S-4. Indemnification of Directors and Officers

               Section 145 of the General Corporation Law of the State of Delaware permits the Company, subject to the standards set forth therein, to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or entity at the request of the Company.
Article IX, Section B of the Company's Restated Certificate of Incorporation and Section 7, Article IV of the Company's Bylaws provide for full indemnification of its officers, directors, employees and agents to the extent permitted by Section 145.

               The Company provides insurance from commercial carriers against certain liabilities incurred by the directors and officers of the Company.

Item 16 of Form S-3, Item 21 of Form S-4. Exhibits and Financial Statement Schedules

               (a) Exhibits

Exhibit
  No.                         Exhibits
-------                       --------

 1.1**    -- Placement Agreement dated as of January 22, 1998 among the
             Company and Morgan Stanley & Co. Incorporated

 4.1*     -- Form of Notes (included in Exhibit 4.2 as Exhibit A thereto)

 4.2*     -- Indenture, dated as of January 28, 1998, between the Company and
             United States Trust Company of New York, as Trustee, relating to the 11 1/4% Senior Subordinated Discount Notes due 2008

 4.3**    -- Registration Rights Agreement dated as of January 28, 1998 between the Company and Morgan Stanley & Co. Incorporated

 5.1**    -- Opinion of Davis Polk & Wardwell as to the legality of the Notes

12.1**    -- Computation of ratio of earnings (loss) to fixed charges

23.1      -- Consent of Arthur Andersen LLP

23.2**    -- Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

99.1**    -- Form of Letter of Transmittal

99.2**    -- Form of Notice of Guaranteed Delivery

99.3**    -- Form of Letter to DTC Participants

99.4**    -- Form of Letter to Clients

99.5**    -- Form of Instruction to Book Entry Transfer Participant

---------------
* Each of these exhibits is hereby incorporated by reference to the Form 10-K of PageMart Wireless, Inc. for the fiscal year ended December 31, 1997.

** Previously filed on March 31, 1998 with the Company's Registration
   Statement on Forms S-3 and S-4.

Item 17 of Form S-3; Item 22 of Form S-4. Undertakings

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 of Form S-3 and Item 20 of Form S-4, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlled precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               The undersigned Registrant hereby undertakes that:

      (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

               The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.


                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-3 and S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 15th day of April 1998.

                                   PAGEMART WIRELESS, INC.
                                   (Registrant)

                                   By: /s/ JOHN D. BELETIC
                                       ------------------------------------
                                       John D. Beletic
                                       Chairman and Chief Executive Officer


               We, the undersigned directors and officers of PAGEMART WIRELESS, INC., do hereby constitute and appoint John D. Beletic and G. Clay Myers, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that John D. Beletic and G. Clay Myers, or any of them, may deem necessary or advisable to enable PAGEMART WIRELESS, INC. to comply with the Securities Act of 1933, as amended, any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments including post-effective amendments and supplements hereto and any abbreviated registration statements filed pursuant to Rule 462(b) related hereto and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that, John D. Beletic and G. Clay Myers, or their substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                        Title                     Date
          ------------                     -----                     ----

    /s/ JOHN D. BELETIC         Chairman and Chief Executive    March 31, 1998
------------------------------  Officer (Principal Executive
      John D. Beletic           Officer)

     /s/ G. CLAY MYERS
------------------------------  Vice President, Finance,        March 31, 1998
       G. Clay Myers            Chief Financial Officer
                                and Treasurer Principal
                                Financial and Accounting
                                Officer)

   /s/ ROBERT H. NIEHAUS
------------------------------  Director                        March 31, 1998
     Robert H. Niehaus

    /s/ GUY L. DE CHAZAL
------------------------------  Director                        March 31, 1998
      Guy L. de Chazal

    /s/ ARTHUR PATTERSON
------------------------------  Director                        March 31, 1998
      Arthur Patterson

   /s/ LEIGH J. ABRAMSON
------------------------------  Director                        March 31, 1998
      Leigh J. Abramson

/s/ ALEJANDRO PEREZ ELIZONDO
------------------------------  Director                        March 31, 1998
   Alejandro Perez Elizondo

   /s/ PAMELA D.A. REEVE
------------------------------  Director                        March 31, 1998
     Pamela D.A. Reeve


                                        EXHIBIT INDEX


Exhibit
  No.                       Exhibits
-------                     --------

 **1.1    -- Placement Agreement dated as of January 22, 1998 among the
             Company and Morgan Stanley & Co. Incorporated

 **4.3    -- Registration Rights Agreement dated as of January 28, 1998 between the Company and Morgan Stanley & Co. Incorporated

 **5.1    -- Opinion of Davis Polk & Wardwell as to the legality of the Notes

**12.1    -- Computation of ratio of earnings (loss) to fixed charges

  23.1    -- Consent of Arthur Andersen LLP

**23.2    -- Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

**99.1    -- Form of Letter of Transmittal

**99.2    -- Form of Notice of Guaranteed Delivery

**99.3    -- Form of Letter to DTC Participants

**99.4    -- Form of Letter to Clients

**99.5    -- Form of Instruction to Book Entry Transfer Participant

---------------
** Previously filed on March 31, 1998 with the company's Registration
   Statement on Forms S-3 and S-4.